UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Kelly Services, Inc.

(Name of Registrant as Specified In Its Charter)

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2018 PROXY STATEMENT

Notice of 2018 Annual Meeting of
Stockholders and Proxy Statement

MAY 9, 2018

Kelly Services Corporate Headquarters
999 West Big Beaver Road • Troy, MI 48084-4716

KELLY SERVICES

April 9, 2018

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Kelly Services, Inc., which will be held at 11:00 a.m., Eastern Daylight Time, on Wednesday, May 9, 2018, in the Auditorium located on the first floor of our headquarters building at 999 West Big Beaver Road, Troy, Michigan 48084-4716.

As explained in the enclosed Proxy Statement, at this year’s meeting you will be asked to vote on the election of Directors, a non-binding advisory vote on executive compensation, the amendment and restatement of the Company’s Certificate of Incorporation, an amendment to the Company’s amended and restated Bylaws, and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018.

Whether you plan to attend or not, please date, sign and return the proxy card in the accompanying envelope, or vote by telephone or via the Internet as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. Your vote is important to us. You may, of course, withdraw your proxy and change your vote prior to or at the Annual Meeting by following the steps described in the Proxy Statement.

We appreciate the strong support of our stockholders over the years and look forward to seeing you at the meeting.

Sincerely,

TERENCE E. ADDERLEY
Chairman of the Board

GEORGE S. CORONA
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 9, 2018.

The following materials, also included with the Notice of Annual Meeting of Stockholders, are available for view on the Internet:

•	Proxy Statement for the Annual Meeting of Stockholders

•	Annual Report to Stockholders, including Form 10-K, for the year ended December 31, 2017

To view the Proxy Statement or Annual Report visit: www.envisionreports.com/kelyb.

Please refer to the enclosed Proxy Card and Proxy Statement for information on voting options:

Internet – Scan QR Code – Telephone – Mail

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KELLY SERVICES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

Kelly Services, Inc.:

We are pleased to invite you to join our Board, senior leadership and other associates of Kelly Services, Inc., a Delaware corporation (the “Company”), for the Annual Meeting of Stockholders, to be held at the offices of the Company, 999 West Big Beaver Road, Troy, Michigan 48084-4716, on Wednesday, May 9, 2018 at 11:00 a.m., Eastern Daylight Time. The purposes of the Annual Meeting are:

1.	To elect Directors as set forth in the accompanying Proxy Statement;

2.	To approve, by advisory vote, the Company’s executive compensation;

3.	To approve the amendment and restatement of the Company’s Restated Certificate of Incorporation to eliminate certain obsolete provisions, to eliminate a “stakeholder provision” that could conflict with Delaware law, and to make additional revisions in the interest of modernization;

4.	To approve an amendment to the Company’s Amended and Restated Bylaws to designate the Delaware Chancery Court as the exclusive forum for certain legal actions;

5.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year; and

6.	To transact any other business as may properly come before the Meeting or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH DIRECTOR NOMINEE AS SET FORTH IN PROPOSAL 1, FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION AS SET FORTH IN PROPOSAL 2, FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION AS SET FORTH IN PROPOSAL 3, FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED BYLAWS AS SET FORTH IN PROPOSAL 4, AND FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS SET FORTH IN PROPOSAL 5.

Only holders of record of the Company’s Class B common stock at the close of business on the Record Date, March 19, 2018, are entitled to notice of and to vote at the Meeting.

Please vote your shares by Internet, telephone, or by mail using the enclosed envelope, which requires no postage. We encourage you to vote promptly.

April 9, 2018	By Order of the Board of Directors

999 West Big Beaver Road	JAMES M. POLEHNA
Troy, Michigan 48084-4716	Corporate Secretary

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4

5

Required Vote	63

Proposal 4: Approve an amendment to the Company’s Amended and Restated Bylaws to designate the Delaware Chancery Court as the exclusive forum for certain legal actions	64
Implementation of Amendment	64
Required Vote	65

Proposal 5: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the 2018 Fiscal Year	66
Audit and Non-Audit Fees	66
Audit Fees	66
Audit Related Fees	66
Tax Fees	66
All Other Fees	66
Report of the Audit Committee	67

Questions and Answers About the Proxy Statement and the Annual Meeting	68

Annex A	70

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Proxy Summary

PROXY SUMMARY

We provide below highlights of certain information in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement and Kelly’s 2017 Annual Report before you vote.

2018 ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, May 9, 2018

Time:	11:00 a.m., Eastern Daylight Time

Place:	Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084-4716

Record Date:	Close of Business, Eastern Daylight Time, March 19, 2018

Voting:	Stockholders as of the Record Date are entitled to vote. Each share of Class B common stock is entitled to one vote for each Director Nominee and one vote for each of the other proposals to be voted on.

Admission:	All holders of the Company’s Class A and Class B common stock are invited to attend the Annual Meeting of Stockholders, but only holders of record of the Company’s Class B common stock as of the Record Date are entitled to notice of and to vote at the Meeting.

HOW TO CAST YOUR VOTE

Your vote is important. Please cast your vote as early as possible.

Stockholders of record, who hold shares registered in their names, can vote by:

QR code -
Internet at	Scan and vote	Calling 1-800-652-VOTE (8683)	Mail -
www.envisionreports.com/kelyb	with your mobile	within the U.S., U.S. territories &	Return the signed
	device	Canada on a touch tone telephone	proxy card

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Daylight Time, on May 8, 2018. If you vote by mail, your proxy card must be received before the Annual Meeting.

Beneficial owners, who own shares through a bank, brokerage firm, or other financial institution, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the Internet, provided by the bank, broker, or other organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all your shares.

If you are a stockholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote in person at the Annual Meeting. Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible.

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Proxy Summary

MEETING AGENDA AND VOTING RECOMMENDATIONS

Voting Matters		Board’s Recommendation	Page Reference (for more detail)
Proposal 1.	Election of ten Directors	✓ FOR Each Nominee	13

Proposal 2.	Advisory vote to approve the Company’s Executive Compensation	✓ FOR	30

Proposal 3.	Amendment and restatement of the Company’s Certificate of Incorporation to eliminate certain obsolete provisions, to eliminate a “stakeholder provision” that could conflict with Delaware Law, and to make additional revisions in the interest of modernization	✓ FOR	63

Proposal 4.	An Amendment to the Company’s amended and restated Bylaws to designate the Delaware Chancery Court as the exclusive forum for certain legal actions	✓ FOR	64

Proposal 5.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year	✓ FOR	66

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Proxy Summary

DIRECTOR NOMINEES

The following table provides summary information about each Director nominee. Each Director is elected annually by a plurality vote.

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships	Other Public Company Boards
Terence E. Adderley	84	1962	Chairman of the Board of Directors, Kelly Services, Inc. (1998 – present).	No	Governance	—
Carol M. Adderley	58	2010	Writer and Researcher in the Humanities.	No	Governance (Vice Chair)	—
Gerald S. Adolph	64	2018	Director, NAACP Legal Defense and Education Fund (1998 –present); Director, Cintas Corporation (2006 – present); Director, Cardinal Spellman High School Board (2010 – present); Senior Partner and other executive positions, Booz & Co. (1981 – 2016).	Yes	—	1
George S. Corona	59	2017	President and Chief Executive Officer, Kelly Services, Inc. (2017 – present); Executive Vice President and Chief Operating Officer, Kelly Services, Inc. (2009 – 2017).	No	—	—
Robert S. Cubbin	60	2014	Director, Huntington Bancshares Incorporated (2017 – present); Director, First Merit Corporation (2013 – 2017); President and Chief Executive Officer, Meadowbrook Insurance Group, Inc. (2002 – 2016).	Yes	Audit; Compensation (Chair); Governance	1
Jane E. Dutton	65	2004	Robert L. Kahn Distinguished University Professor Emeritus of Business Administration and Psychology, The University of Michigan Business School (2017 – present); Robert L. Kahn Distinguished University Professor of Business Administration and Psychology, The University of Michigan Business School (2007 – 2017).	Yes	Compensation; Governance (Chair)	—
Terrence B. Larkin	63	2010	Executive Vice President, Business Development, General Counsel and Corporate Secretary, Lear Corporation (2008 – present).	Yes	Audit (Vice Chair); Compensation	—
Leslie A. Murphy	66	2008	President and CEO, Murphy Consulting, Inc. (2008 – present); Certified Public Accountant; Member of AICPA’s Governing Council (2008 – present); Member of NACD Advisory Councils on Audit Committee Issues and Risk Oversight (2012 – present); Director, Detroit Legal News Company (2012 – present); Director, Loop Industries, Inc. (2017 - present).	Yes	Audit (Chair); Compensation (Vice Chair)	2
Donald R. Parfet	65	2004	Managing Director, Apjohn Group, LLC (2001 – present); General Partner, Apjohn Ventures Fund (2003 –present); Director, Rockwell Automation, Inc. (2008 – present); Director, MASCO Corporation (2012 – present); Director, Sierra Oncology, Inc. (2015 – present).	Yes	(Lead Director since 2012); Audit; Compensation; Governance	3
Hirotoshi Takahashi	48	2015	Director, Deputy Vice President and COO, Persol Holdings Co., LTD. (2013 - present); Representative Member, Godo Kaisha Yamashiroya, (2010 - present); Vice President, Japan Association of HR Services Industry (2012 - 2016)	No	—	1

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Proxy Summary

CORPORATE GOVERNANCE HIGHLIGHTS

The Company is committed to good corporate governance, which we believe is important to the success of our business and in advancing stockholder interests. Our corporate governance practices are described in greater detail in the Corporate Governance section. Highlights include:

•	annual election of all Directors

•	expansion of Board to add an additional independent Director in 2018

•	6 out of 10 Board members are independent

•	independent Lead Director

•	experienced, diverse Board membership

•	executive sessions of independent Directors held in connection with every regular Board meeting

•	average Board attendance of 92% during 2017

•	independent Audit and Compensation Committees, and a majority-independent Corporate Governance and Nominating Committee

•	strong Board and Audit Committee leadership in the oversight of enterprise risk management

•	annual review of committee charters, Corporate Governance Principles, and Code of Business Conduct and Ethics to maintain effective oversight and governance practices

•	annual Board and Committee self-evaluations

•	oversight of the development and assessment of Executive Officers and key senior management

•	CEO and Executive Officer succession plans overseen by the Board and Compensation Committee

•	long-standing commitment to sustainability and corporate social responsibility

•	policy prohibiting short sales, hedging, pledging, and margin accounts

•	Committees may engage independent advisors at their sole discretion

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Proxy Summary

FINANCIAL AND OPERATING HIGHLIGHTS

2017 was a good year for Kelly that featured strategic focus and acceleration. The company created and carried solid momentum throughout all four quarters that resulted in an improved gross profit rate, year over year growth in earnings from operations, and an improved conversion rate(1). Kelly’s solid performance throughout 2017 demonstrates our commitment to focus and growth in the solutions that can make the biggest difference now and in the future.

2017 TOTAL COMPANY

2017 OPERATING EARNINGS BY SEGMENT

Effective January 2, 2017, Kelly realigned its business into three segments to reflect customer buying behavior and the Company’s operational structure.

Americas Staffing is local/branch-delivered staffing business in the U.S., Puerto Rico, Canada, Mexico, and Brazil.

Global Talent Solutions (GTS) includes Kelly’s global Outsourcing and Consulting Group (OCG) business, and centralized staffing operations in the U.S., Canada, and Puerto Rico.

International Staffing includes Kelly’s EMEA staffing business.

FINANCIAL MEASURES

The constant currency (“CC”) change amounts refer to the year-over-year percentage changes resulting from translating 2017 financial data into U.S. dollars using the same foreign currency exchange rates used to translate financial data for 2016. We believe that CC measurements are a useful measure, indicating the actual trends of our operations without distortion due to currency fluctuations. We use CC results when analyzing the performance of our segments and measuring our results against those of our competitors. Additionally, substantially all of our foreign subsidiaries derive revenues and incur cost of services and selling, general and administrative expenses within a single country and currency which, as a result, provides a natural hedge against currency risks in connection with their normal business operations.

CC measures are non-GAAP (Generally Accepted Accounting Principles) measures and are used to supplement measures in accordance with GAAP. Our non-GAAP measures may be calculated differently from those provided by other companies, limiting their usefulness for comparison purposes. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Return on sales (earnings from operations divided by revenue from services) and conversion rate (earnings from operations divided by gross profit) are ratios used to measure the Company’s operating efficiency.

(1)	Conversion rate represents earnings from operations as a percentage of gross profit, or return on gross profit
(2)	Comparisons represented in constant currency
(3)	Excluding Q2 2016 and Q1 2017 restructuring charges, 2016 after-tax gain from the transfer of APAC staffing operations to the Persol Kelly Asia Pacific joint venture, the operational results of the business contributed to the Persol Kelly Asia Pacific joint venture in the third quarter of 2016, and the non-cash impact in 2017 of U.S. tax law changes
© 2018 Kelly Services, Inc. R1/31

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Proxy Summary

EXECUTIVE COMPENSATION HIGHLIGHTS

What We Do ☑	What We Don’t Do ☒

•  Align pay with performance through the use of balanced performance measures across strategic business objectives in both short- and long-term incentives for Executive Officers

•  Align executive compensation with stockholder returns through performance-based equity incentive awards

•  Annual review of performance measures and goals for our annual and long-term incentive plans by the independent Compensation Committee to ensure we use diversified measures with challenging, but attainable targets

•  Require the achievement of a minimum acceptable level of financial performance in order for any payment to be made pursuant to the Short-Term Incentive Plan (“STIP”)

•  Include caps on individual incentive payouts in incentive plans

•  Require stock ownership and retention of a portion of equity-based awards by Senior Officers

•  Hold an annual “say-on-pay” stockholder advisory vote on executive compensation

•  Retain an independent executive compensation consultant to the Compensation Committee of the Board of Directors

•  Regular review of executive compensation governance market practices, particularly when considering the adoption of new practices or changes in existing programs or policies

•  Conduct annual assessments of any potential risks in our incentive compensation programs and policies and related internal controls

•  Annually review share utilization, burn rate and dilution levels resulting from our compensation practices with the Compensation Committee

•  Maintain an insider trading policy that requires Directors, Executive Officers, and other designated Officers of the Company to contact our Corporate Secretary prior to sales or purchases of common stock

•  Maintain a double-trigger for the accelerated vesting provisions under the Equity Incentive Plan (EIP) and the Senior Executive Severance Plan.

•  Condition severance benefits for Executive Officers on compliance with restrictive covenants

•  Provide employment agreements for Executive Officers

•  Guarantee bonus arrangements with our Executive Officers

•  Allow Directors or Executive Officers to engage in hedging or pledging of Company securities

•  Allow the repricing or backdating of equity awards

•  Beginning with 2017 grants to Executive Officers, pay dividend equivalents on unvested restricted stock units until performance hurdle has been achieved and vesting period has been completed

•  Pay dividends on performance share awards

•  Provide excise tax gross-ups upon change-in-control

•  Grant incentive awards to Executive Officers that are not subject to the Company’s Incentive Compensation Recovery (“Clawback”) Policy

•  Accrue additional retirement benefits under any supplemental executive retirement plans (“SERPs”)

•  Provide excessive perquisites

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Proposal 1: Election of Directors

PROPOSAL 1 - ELECTION OF DIRECTORS

Under our Restated Certificate of Incorporation, the Board of Directors is to consist of no fewer than five and no more than eleven members, the exact number of Directors to be determined from time to time by the Board. As of the date of the mailing of this Proxy Statement, the number of Directors constituting the whole Board has been fixed at ten. Directors are elected annually for one-year terms. Each of the current Directors is a nominee for election at the Annual Meeting.

Director Independence and Tenure

Our Board of Directors is responsible for overseeing the management of the business of the Company.

On March 7, 2018, our Board affirmatively determined that Directors G.S. Adolph, R.S. Cubbin, J.E. Dutton, T.B. Larkin, L.A. Murphy, and D.R. Parfet, representing a majority of the Board, are independent pursuant to the Nasdaq Global Market listing standards, and that none of them had a material relationship with the Company.

The following table illustrates the tenure of our Director nominees. Director tenure is distributed fairly evenly, resulting in a Board that provides us with both new perspectives and long-standing experience with the Company.

Director Tenure

Years as Director

Director Qualifications, Background, and Diversity

The Corporate Governance and Nominating Committee makes recommendations to the Board of Directors regarding the Board’s size and composition. The Committee annually reviews with the Board the composition of the Board as a whole and proposes nominees for election to the Board, with a view towards achieving a Board that has a range of relevant qualifications, skills and experience, outstanding personal attributes and diversity of thought. Recommendations made by the Committee of candidates for consideration as director nominees are based upon specific criteria as well as other considerations that the Committee may from time to time deem appropriate, including the Company’s strategic objectives and Board composition factors such as the balance of independent and non-independent directors or the need for financial experts on the Audit Committee. The Committee may engage third parties to assist in the search for director candidates or to assist in gathering information regarding a candidate’s background and experience.

Director candidates should possess the following competencies and attributes: the highest personal and professional ethics, integrity and values; a reputation, both personal and professional, for maturity, strength of character, and sound judgment; the ability to comply with the Company’s Code of Business Conduct and Ethics; a high level of accomplishment in his or her respective field; an understanding of the complexities of business organizations and demonstrated leadership skills; and flexibility and independence of thought, with the ability to offer independent opinions in a constructive manner. Director candidates should be leaders with relevant expertise and experience with complex organizations of similar size and global scope –- in the past, the Board has sought active and former chief executive officers, chief operating officers, or substantially equivalent level executive officers of a complex organization such as a corporation, university, or major unit of government, or a professional who regularly advises such organizations. In recognition of the nature of the Company’s business, the Board has also sought to have some directors with experience in the business services industry or human resources and workforce solutions field.

Director candidates must also have financial acumen and the ability to read and understand fundamental financial statements; a willingness to devote sufficient time to become knowledgeable about the Company’s business and to carry out the duties and responsibilities of the office; and an intention to serve a sufficient period of time to make a meaningful contribution to the Board and the Company. Independent director candidates must meet the independence requirements established by Nasdaq and the SEC, and all director candidates must review with the Corporate Governance and Nominating Committee any relationships that might be construed as a conflict of interest. The resulting Board is a diverse body in terms of gender, age, race, ethnic background, and professional experience; and in light of the Company’s status as a controlled company, the Board has given consideration to the representation of the controlling shareholder.

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Proposal 1: Election of Directors

In 2017, the Corporate Governance and Nominating Committee of the Board initiated a search for an additional independent Director. This search, which was conducted with the assistance of an independent search firm, resulted in the Board’s selection and appointment of Mr. Gerald S. Adolph to the Company’s Board of Directors, effective March 7, 2018.

Of our 10 Director Nominees:
60% are independent	50% are current or former CEOs	50% are women or ethnically diverse	Director ages range from 48 to 84 Median age: 63

The Corporate Governance and Nominating Committee works with the Board of Directors to determine the appropriate mix of experience, qualifications, skills, and attributes that enable a Director to make significant contributions to the Company. We do not have a formal policy with regard to diversity. However, the Board values diversity highly and takes it into consideration, including diversity in gender, ethnicity, race, and age, as we strive to maintain a Board that is strong collectively in its backgrounds, knowledge, and experience. The following table highlights the breadth of experience that is represented on the Board. A particular Director may possess other skills, knowledge, or experience that is in addition to those noted below.

Director Experience

Recommended Director Nominees

Listed on the following pages are the names of the persons nominated for election as Directors of the Company, all of whom are currently Directors of the Company, their ages, principal occupations, other public companies at which they are Directors, occupations held during the past five years (unless otherwise stated, the occupations listed have been held during the entire past five years), and the year in which they first became a Director of the Company.

If a nominee is unavailable for election for any reason on the date of the election of the Director (which event is not anticipated), the persons named in the enclosed form of proxy may vote for the election of a person designated by the Board of Directors or the Board may reduce the number of Directors constituting the whole Board.

Directors will be elected by a plurality of the votes cast by holders of Class B common stock who are present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Withheld votes and broker non-votes will not count towards a nominees’ achievement of plurality.

The Board of Directors is responsible for approving Director nominees based on the recommendation of the Corporate Governance and Nominating Committee.

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Proposal 1: Election of Directors

The Board has not adopted a policy whereby stockholders may recommend nominees to the Board because of the Company’s status as a controlled company.

Director Nominees’ Bios

After a review of the individual qualifications and experience of each of our Director nominees and their contributions to our Board, the Board of Directors unanimously recommends that stockholders vote “FOR” the election of all Director nominees to serve for the one-year term ending at the Annual Meeting of Stockholders held after the close of the fiscal year ending December 30, 2018.

Set forth below are the nominees for election at the 2018 Annual Meeting of Stockholders.

Terence E. Adderley Age: 84 Director since: 1962

Board Committees:

•  Governance and Nominating

Principal Occupation and Directorships:

•  Chairman of the Board of Directors, Kelly Services, Inc. (1998 – present)

Education:

•  University of Michigan, MA, Business Administration

•  University of Michigan, BA, Business Administration

Terence E. Adderley has had a distinguished sixty year career in the staffing industry with extensive executive management experience including service as the Company’s Chief Executive Officer. He has served as a Director of large publicly held companies and numerous civic and community organizations. Mr. Adderley brings to the Board a keen sense of the staffing industry, economic and labor trends, and fiscal conservatism. He is a member of the Company’s founding family and represents its interests as the controlling stockholder.

Carol M. Adderley Age: 58 Director since: 2010

Board Committees:

•  Governance and Nominating (Vice Chair)

Principal Occupation and Directorships:

•  Writer and Researcher in the Humanities

Education:

•  University of Iowa, MA, English Literature

•  University of Chicago, AM, General Studies in Humanities, Literature and Social Change

•  University of Western Ontario, BA (Honors), English and Philosophy

Carol M. Adderley is the daughter of Terence E. Adderley, the controlling stockholder, and the granddaughter of W. R. Kelly, the Company’s founder. It is the opinion of the Board of Directors that it is in the best interests of the Company to have a representative of the next generation of the Adderley family serve as a Director of the Company. Ms. Adderley holds advanced degrees in the humanities and is a published author.

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Proposal 1: Election of Directors

Gerald S. Adolph Age: 64 Director since: 2018

Board Committees:

•  None

Principal Occupation and Directorships:

•  Director and Co-Chair, NAACP Legal Defense and Education Fund (1998 – present)

•  Director, Cintas Corporation (2006 – present)

•  Director, Cardinal Spellman High School Board (2010 – present)

•  Senior Partner and other executive positions, Booz & Co. (1981 – 2016)

Education:

•  Harvard Business School, MBA

•  Massachusetts Institute of Technology, MS, Chemical Engineering

•  Massachusetts Institute of Technology, BS, Management Science (Concentration in Organizational Psychology)

•  Massachusetts Institute of Technology, BS, Chemical Engineering

Gerald S. Adolph was appointed to Kelly’s Board of Directors on March 7, 2018. He brings with him over 35 years of experience in growth strategy, mergers and acquisitions, and technology-driven industry changes. He also has governance experience through his past service on the board of Booz & Co. and current service on the boards of Cintas Corp., where he is chair of the compensation committee, and the NAACP Legal Defense and Education Fund, which he co-chairs.

George S. Corona Age: 59 Director since: 2017

Board Committees:

•  None

Principal Occupation and Directorships:

•  President and Chief Executive Officer, Kelly Services, Inc. (2017 – present)

•  Executive Vice President and Chief Operating Officer, Kelly Services, Inc. (2009 – 2017)

Education:

•  Oakland University, MBA

•  Wayne State University, BSBA

George S. Corona was named president and chief executive officer of Kelly Services in May 2017, after more than 20 years of experience in a variety of executive roles, including eight years as Executive Vice President and Chief Operating Officer. Prior to joining Kelly in 1994, Mr. Corona held management roles at Digital Equipment Professional Services Group and Burroughs Corporation.

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Proposal 1: Election of Directors

Robert S. Cubbin Age 60 Director since: 2014	Board Committees:
	•	Audit
	•	Compensation (Chair)
	•	Governance and Nominating
Principal Occupation and Directorships:

	•	Director, Huntington Bancshares Incorporated (2017 – present)

	•	Director, First Merit Corporation (2013 – 2017)

	•	President and Chief Executive Officer, Meadowbrook Insurance Group, Inc. (2002 – 2016)
Education:

	•	Detroit College of Law, JD

	•	Wayne State University, BA, Psychology

Robert S. Cubbin is an attorney with thirty-one years of experience in insurance law. In 2016 he retired as President and Chief Executive Officer of an insurance company. He serves as a Director of one other publicly held company. His extensive expertise in legal, insurance, management, accounting, actuarial, investment, underwriting, reinsurance, and claims experience are an asset to the Company’s Board.

Jane E. Dutton Age: 65 Director since: 2004	Board Committees:
	•	Compensation
	•	Governance and Nominating (Chair)
Principal Occupation and Directorships:
	•	Robert L. Kahn Distinguished University Professor Emeritus of Business Administration and Psychology, The University of Michigan Business School (2017 – present)
	•	Robert L. Kahn Distinguished University Professor of Business Administration and Psychology, The University of Michigan Business School (2007 – 2017)
Education:
	•	Northwestern University, Ph.D. and MA, Organizational Behavior

	•	Colby College, BA Sociology
Jane E. Dutton is an expert in the field of organizational behavior and has researched and published numerous works on best practices related to engagement, commitment, and productivity of employees. Her understanding of factors contributing to organizational excellence provides the Board with a vital perspective on the Company’s mission to be the world’s best workforce solutions company.

17

Proposal 1: Election of Directors

Terrence B. Larkin Age: 63 Director since: 2010	Board Committees:
	•	Audit (Vice Chair)
	•	Compensation
Principal Occupation and Directorships:
	•	Executive Vice President, Business Development, General Counsel and Corporate Secretary, Lear Corporation (2008 – present)
Education:
	•	Wayne State University Law School, JD cum laude
	•	Michigan State University, BA (High Honors), Finance

Terrence B. Larkin is an attorney with twenty-eight years of experience in a business law practice. He is currently a member of the senior management team of a global manufacturing company with responsibility for legal affairs, internal audit, and global business development for mergers, acquisitions,and joint ventures. He brings to the Board a valuable combination of complex problem solving skills and global experience.

Leslie A. Murphy Age: 66 Director since: 2008	Board Committees:
	•	Audit (Chair)
	•	Compensation (Vice Chair)
Principal Occupation and Directorships:
	•	President and CEO, Murphy Consulting, Inc. (2008 – present)
	•	Certified Public Accountant
	•	Member of AICPA’s Governing Council (2008 – present)
	•	Member of NACD Advisory Councils on Audit Committee Issues and Risk Oversight (2012 – present)
	•	Director, Detroit Legal News Company (2012 – present)

	•	Director, Loop Industries, Inc. (2017 – present)

Education:

	•	University of Michigan, BA, Accounting
Leslie A. Murphy is a certified public accountant, former chair of the American Institute of Certified Public Accountants, and former Group Managing Partner of a major independent registered public accounting firm. The Board has determined that Ms. Murphy qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations and has the leadership skills to chair the Audit Committee. She brings to the Board analytical capability, understanding of the economics and strategic elements of business, and expertise in enterprise risk management.

18

Proposal 1: Election of Directors

Donald R. Parfet Age: 65 Director since: 2004	Board Committees:
	•	Lead Director
	•	Audit
	•	Compensation
	•	Governance and Nominating
Principal Occupation and Directorships:
	•	Managing Director, Apjohn Group, LLC (2001 – present)
	•	General Partner, Apjohn Ventures Fund (2003 – present)
	•	Director, Rockwell Automation, Inc. (2008 – present)
	•	Director, MASCO Corporation (2012 – present)

	•	Director, Sierra Oncology, Inc. (2015 – present)
Education:

	•	University of Michigan, MBA, Finance

	•	University of Arizona, BA, Economics

Donald R. Parfet, our Lead Director since 2012, has extensive financial and operating experiences as an executive with responsibilities for numerous global businesses. He now leads business development and venture capital firms focused on the development of emerging medicines. He also serves as a Director of two large publicly held companies, and as the Chairman of the Board of a small publicly held company. He brings to the Board global operating experience, strong financial background, and proven leadership capabilities.

Hirotoshi Takahashi Age: 48 Director since: 2015	Board Committees:
	•	None
Principal Occupation and Directorships:
	•	Director, Deputy Vice President and COO, Persol Holdings Co., LTD. (2013 - present)
	•	Representative Member, Godo Kaisha Yamashiroya, (2010 - present)
	•	Vice President, Japan Association of HR Services Industry (2012 - 2016)
Education:

	•	Waseda University, BA, Department of Literature, Oriental History
Hirotoshi Takahashi serves as Deputy Vice President and Chief Operating Officer of Persol Holdings Co., LTD., which is listed on the Tokyo Stock Exchange. Persol Holdings Co., LTD. and the Company entered into a strategic alliance in 2010. Mr. Takahashi has been designated to serve as Persol Holdings Co., LTD.’s representative on the Company’s Board of Directors pursuant to that alliance. Mr. Takahashi has deep knowledge of the staffing industry and Asia Pacific markets.

19

Corporate Governance

CORPORATE GOVERNANCE

Under the listing standards of the Nasdaq Global Market, we are deemed a “controlled company” because Terence E. Adderley, the Chairman of the Board of Directors, and certain trusts of which he acts as trustee or co-trustee, have voting power with respect to more than fifty percent of our outstanding voting stock. As such, the Company may avail itself of exemptions relating to the independence of the Board, the Compensation Committee, and the nominating process.

Although we are a controlled company, the Company’s approach to leadership is intended to serve the interests of all stockholders, and the Company has historically recognized the importance of having a Board composed of a majority of independent Directors. Despite the availability of controlled company exemptions, a majority of our Board is independent and we maintain an independent Audit Committee and Compensation Committee. In addition, our Corporate Governance and Nominating Committee is majority independent.

Recent Governance Review

In the fall of 2017, the Board formed a special committee consisting of the independent Directors to review and make recommendations to the Board about governance matters, including the responsibilities of the independent Directors, Board leadership, and governance best practices. In March 2018, upon recommendation of the special committee, and with the support of Mr. Adderley, the Board adopted amendments to the Company’s Corporate Governance Principles to, among other things, reallocate certain leadership responsibilities from the Executive Chairman and Chairman of the Board (a position held by Mr. Adderley, the Company’s controlling stockholder) to the Lead Director and the Chief Executive Officer. Commensurate changes were made to the title and compensation of that position. Upon recommendation of the special committee, the Board also adopted Amended and Restated Bylaws effective March 7, 2018 (as disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 9, 2018), and, subject to stockholder approval, an Amended and Restated Certificate of Incorporation (Proposal 3) and a further amendment to the Bylaws to designate the Delaware Chancery Court as the exclusive forum for certain legal actions involving the Company in the event they were to arise (Proposal 4).

Board Leadership and Governance Structure

The Company’s leadership is now vested in a Chairman of the Board of Directors (a position held by Mr. Adderley, the Company’s controlling stockholder), a Lead Director to provide independent leadership, and the Chief Executive Officer, subject to the overall authority of the Board.

Our Chairman of the Board is a member of the Company’s founding family and has given, to date, 60 years of dedicated service to the Company, including many years as its Chief Executive Officer. In his role as Chairman of the Board, Mr. Adderley contributes his deep knowledge of the Company and the staffing industry, and champions the values that have been integral to the Company’s culture since its founding: a commitment to the people of the Company – both our employees and the workers we place throughout the world; ethical business practices; and strong corporate governance.

The Chairman of the Board’s duties include consulting with our Chief Executive Officer, reviewing the agendas for Board meetings, presiding over meetings of the Board and, together with our Chief Executive Officer, presiding over meetings of stockholders. As long as the Chairman of the Board is not an independent Director, as is currently the case, the independent Directors are required under our Corporate Governance Principles to elect one of the independent Directors as Lead Director.

The Lead Director’s principal duties are to ensure the Board functions independent of management, to serve as liaison among the Chairman of the Board, the Chief Executive Officer and the independent Directors, to establish the schedule for Board meetings (in consultation with our Chairman of the Board and Chief Executive Officer), to assist in the development of and to approve the agendas for Board meetings, to approve the information sent to the Board for meetings, to preside at meetings of the Board of Directors in the absence of the Chairman of the Board, to establish the schedule and agendas for and to preside over meetings of the independent Directors in executive session and to provide feedback to the Chairman of the Board and the Chief Executive Officer on those executive sessions, to facilitate discussions among independent Directors on key issues outside Board meetings, and to be available for consultation with the Chairman of the Board and Chief Executive Officer.

The Chief Executive Officer is responsible for managing the business and affairs of the Company, subject to the oversight of the Board. The Chief Executive Officer’s duties include leading the management team, representing the Company externally, consulting with the Chairman of the Board about developments in the Company, and communicating with all Directors about key issues outside of Board meetings.

20

Corporate Governance

Board of Directors Majority Independent Chairman of the Board: Terence E. Adderley Lead Director: Donald R. Parfet
Audit Committee	Compensation Committee	Governance and
All Independent	All Independent	Nominating Committee Majority Independent

Committees of the Board

The full text of our Board’s Corporate Governance Principles and the charters of the Board’s three standing committees, which are the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee, are available on the Company’s website at kellyservices.com. The following table sets forth the Board committees and the current members of each.

	Audit	Compensation	Governance and Nominating
Terence E. Adderley			✓
Carol M. Adderley			Vice Chair
Gerald S. Adolph *
George S. Corona
Robert S. Cubbin *	✓	Chair	✓
Jane E. Dutton *		✓	Chair
Terrence B. Larkin *	Vice Chair	✓
Leslie A. Murphy *	Chair	Vice Chair
Donald R. Parfet * (Lead Director)	✓	✓	✓
Hirotoshi Takahashi
Number of Meetings Held in Fiscal Year 2017	5	6	6

*	Independent Director

Directors are expected to attend the Annual Meeting of the Stockholders, all Board meetings, and all meetings of the committees on which they individually serve. The Board held nine meetings during 2017. Seven of the nine Directors then in office attended the 2017 Annual Meeting of Stockholders. Director attendance averaged ninety-two percent of the aggregate number of meetings of the Board of Directors and the committees on which they served during 2017. Only Mr. Takahashi, who resides in Japan, attended fewer than seventy-five percent of the aggregate number of meetings of the Board of Directors. He does not serve on any committee. The independent Directors met in executive sessions at which only they were present at least eight times during 2017 as well as met as part of the special committee at least four times during 2017.

Audit Committee

The Audit Committee is composed of R.S. Cubbin, T.B. Larkin (Vice Chair), L.A. Murphy (Chair), and D.R. Parfet, all of whom are independent Directors. The Audit Committee held five meetings in 2017. The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee’s responsibilities are detailed in its charter and include: monitoring the integrity of the Company’s financial statements, accounting and financial reporting processes, and financial statement audits; the qualifications, independence, and performance of the Company’s independent registered public accounting firm; the qualifications and performance of the Company’s Internal Audit group; the Company’s compliance with legal and regulatory requirements; and the Company’s Enterprise Risk Management program that includes systems of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards adopted by the Company.

21

Corporate Governance

The Audit Committee approves (or ratifies fee adjustments on pre-approved services approved under authority delegated to the Chief Financial Officer (“CFO”)) all audit, audit related, internal control related, tax, and permitted non-audit services of the independent registered public accounting firm prior to engagement. The Audit Committee also serves as the Company’s Qualified Legal Compliance Committee.

The Board has unanimously determined that R.S. Cubbin, T.B. Larkin, L.A. Murphy and D.R. Parfet each have the financial education and experience to qualify as an “Audit Committee financial expert” within the meaning of SEC regulations and as such meet the “financial sophistication” requirements under current Nasdaq Global Market listing standards.

Compensation Committee

The Compensation Committee’s current members are R.S. Cubbin (Chair), J.E. Dutton, T.B. Larkin, L.A. Murphy (Vice Chair), and D.R. Parfet, all of whom are independent Directors. The Compensation Committee is charged with developing the Company’s compensation philosophy and establishing and monitoring compensation programs for all employees. The Compensation Committee held six meetings in 2017.

The Compensation Committee determines the compensation of the CEO and, taking into account the CEO’s recommendations, determines the compensation for all Senior Officers, which includes all officers as defined in Section 16a-1(f) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Compensation Committee is responsible for the administration of base salaries, short-term incentive awards under the Company’s Short-Term Incentive Plan (“STIP”), and long-term incentive awards under the Company’s Equity Incentive Plan (“EIP”) for Senior Officers. Our thirteen current Senior Officers are listed under Kelly Leadership on the Company’s website at kellyservices.com. The authority of the Compensation Committee is detailed in its charter.

To assist the Compensation Committee in making compensation recommendations for Senior Officers, the Company’s Executive Compensation group provides the Compensation Committee with historical, survey, and benchmark compensation data. The Compensation Committee also relies on the CEO and the other Named Executive Officers to provide performance evaluations and compensation recommendations to assist in its decisions regarding the total compensation of Senior Officers. The Compensation Committee has delegated to the CEO the authority to approve salary recommendations and incentive awards to the Company’s Officers below the Senior Officer group who are not subject to Section 16 of the Exchange Act.

The Compensation Committee has the authority to retain independent consultants. Retained consultants report directly to the Compensation Committee, which determines the consultants’ scope of work and fees. In 2017, the Compensation Committee retained Pay Governance LLC (“Pay Governance”) to provide assistance with the review of Executive and Director compensation. The Compensation Committee conducted an assessment of Pay Governance’s independence using factors established by the SEC and Nasdaq Global Market, and affirmed the independence of Pay Governance.

Compensation Committee Interlocks and Insider Participation

During 2017, none of the Company’s Executive Officers served on the Board of Directors of any entities whose Directors or Officers served on the Company’s Compensation Committee. No current or past Executive Officers of the Company or its subsidiaries serve on the Compensation Committee.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee, whose current members are C.M. Adderley (Vice Chair), T.E. Adderley, R.S. Cubbin, J.E. Dutton (Chair), and D.R. Parfet, held six meetings during 2017. The Corporate Governance and Nominating Committee’s responsibilities include: assisting the Board of Directors in identifying individuals qualified to become Directors; recommending to the Board the nominees for the next Annual Meeting of Stockholders or to otherwise fill vacancies and newly created directorships; overseeing the composition, organization, and governance of the Board and its committees; overseeing an annual evaluation of Board and committee effectiveness; developing and overseeing compliance with the Board’s Corporate Governance Principles; and advising and making recommendations to the Board with respect to corporate governance matters.

Risk Governance and Oversight

The Board’s oversight responsibilities include consideration of strategic issues and risks to the Company as well as management’s actions to address and mitigate those risks. Through its charter, the Audit Committee is charged by the Board with overseeing the Company’s risk assessment and enterprise risk management processes. The Audit Committee and Board focus on risk management strategy and risks of greatest significance, and seek to ensure that risks assumed by the Company are consistent with the Company’s risk tolerance and risk appetite.

22

Corporate Governance

While the Audit Committee has responsibility for the oversight of the Company’s risk assessment and risk management processes, it is the duty of the Company’s management to assess and manage critical risks, including the execution of its Enterprise Risk Management program (“ERM”). The Company’s risk-related departments and functions are under the direction of the Vice President and Chief Risk, Compliance, and Privacy Officer (“Chief Risk Officer”) who reports directly to the CEO.

The Company’s ERM program serves as the primary means of identifying and managing the Company’s key risks. The Company’s ERM team has, among other activities, performed assessments of risks to the Company, participated in the development and execution of mitigation programs for critical risks, facilitated the establishment of a corporate risk appetite and tolerance statement, inclusive of an oversight and monitoring mechanism, established a privacy governance function, and assisted in the integration of risk concepts within the Company’s strategic planning process.

The ERM team reports its findings to the Audit Committee on a quarterly basis, providing both written reports and periodic in-person presentations. Its current activities remain focused on mitigation and oversight of specific risk exposures, analysis of the breadth and effectiveness of existing risk management practices, and maturation of measurement and monitoring practices concerning high-priority strategic and operational risks. Current areas of particular emphasis include cyber security, data privacy, wage-hour risk management, and improvements to the Company’s compliance governance practices. The Company’s Information Technology and Internal Audit groups provide regular quarterly updates to the Audit Committee with respect to the Company’s proactive approach to cyber security. Controls are reviewed for operational effectiveness and to provide reasonable assurance that: business risk is managed and assets are safeguarded; security of information, processing infrastructure and applications are maintained; and all risks are mitigated to the extent practicable.

In addition to the reports submitted quarterly by the Company’s Chief Risk Officer, the Vice President of Internal Audit independently assesses the Company’s risk management process and separately reports to the Audit Committee the effectiveness of the Company’s risk identification, prioritization, and mitigation processes.

Risk Assessment of Employee Compensation Programs

As set forth in its charter, the Compensation Committee is charged with reviewing the Company’s compensation program risk assessment for all employee compensation programs and reporting to the Board any compensation program that is reasonably likely to have a material adverse effect on the Company.

At its February 2018 meeting, the Compensation Committee reviewed management’s Compensation Program Risk Assessment Report. The report was prepared by the Company’s Executive Compensation and Human Resources groups in collaboration with the Company’s Internal Audit Department. The Company’s Executive Compensation Program Risk Assessment Framework is reviewed and updated as needed to ensure a robust and comprehensive assessment process. In addition, the Consultant reviewed the assessment prepared for the executive compensation section of the report.

The Company’s Executive Compensation Program Risk Assessment

Framework takes into consideration the following guiding factors:

•	Short- and long-term incentive performance measures and equity award types do not encourage excessive risk-taking behavior

•	A balanced structure with a mix of compensation that includes an appropriate mix of fixed and variable cash and equity; and, for variable compensation, a balance of short-and long-term incentive opportunities

•	Performance criteria and corresponding objectives include a balance of performance and the quality of such performance; include the appropriate use of top-line vs. bottom-line metrics; and use annual and long-term measures that complement each other

•	Plans are well-designed and do not include steep payout curves, uncapped incentive payouts, and misaligned payout timing

•	Incentive plans are tested for multiple scenarios under realistic assumptions to ensure that potential payouts are reasonable relative to results

•	A thorough and qualitative assessment of how results were achieved and the quality and sustainability of the results is conducted

•	Validation of the relationship between performance and incentive plan payouts to ensure it falls within the range of competitive practices determined by comparison with a representative peer group and general industry

•	Implementation of risk-mitigating features such as a clawback policy that applies in certain circumstances involving the restatement of financial results and a policy that requires a portion of the shares received from incentive award payouts to be retained by the participants through ownership/retention approaches

•	Incentive plan governance includes involvement at a variety of levels from the Compensation Committee to various corporate functions including Corporate Governance, Executive Compensation, Finance, HR, Legal, and Pay Governance

•	Potential risk is discussed with the Compensation Committee, recorded in Committee minutes, and discussed in the Compensation Discussion and Analysis section of the Company’s annual Proxy Statement

23

Corporate Governance

To assess the risk of employee compensation programs below the executive level, the Company’s Human Resources group utilizes its Global Incentive Plan Design and Risk Mitigation Framework to consider links to strategy and any risks associated with the design of each incentive plan. The risks associated with each of the following elements of the design and implementation of an incentive plan are considered, as well as the steps in place to mitigate risk and ensure alignment with the Company’s strategic plan:

•	Linkage of incentive measures with business objectives, analysis of total compensation market data, determination of design elements/payout threshold levels, potential range of payouts, and timely and accurate tracking of performance data;

•	Modeling, approval, and communication of incentive plans;

•	Calculation, audit, approval, and communication of incentive payments; and

•	Annual plan reviews to ensure planned design updates align with business goals and budgets, and do not present a material risk to the Company.

After due consideration of management’s 2018 Compensation Program Risk Assessment Report, the Compensation Committee concluded that the Company’s compensation programs do not create a reasonable likelihood of a material adverse effect on the Company.

Board and Co mmittee Evaluation

Annually, the Corporate Governance and Nominating Committee oversees the Board’s and Committees’ evaluation processes and reports results to the Board. The Board and each Committee conduct an evaluation of their respective performance, the purpose of which is to increase the effectiveness of the committees and the Board as a whole. The process includes an assessment of the Board and each Committee’s effectiveness and independence, access to and review of information from management, responsiveness to stockholder concerns, maintenance of standards of business conduct and ethics, and relationship with management. The evaluation is intended to facilitate an examination and discussion by the entire Board and each Committee of its effectiveness as a group in fulfilling its charter requirements and other responsibilities. Some of the areas reviewed as part of the evaluation include: Director obligations, roles and responsibilities, Board member qualifications, Committee member qualifications, Board structure, Committee structure, corporate governance, organization performance, culture and ethics, and educational opportunities. Past evaluations have resulted in the Committee revising its criteria for Director candidates, extending the length of various meetings to ensure sufficient discussion time, discussion of potential future Committee participation, establishment of the roles of Committee Vice Chairs, and Committee Chair succession.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all Directors, Officers, and employees to help them recognize and deal with ethical issues, deter wrongdoing, provide mechanisms to report dishonest or unethical conduct, and help foster a culture of honesty and accountability. The Code of Conduct was updated in 2017 and addresses conflicts of interest, anti-bribery/anti-corruption, insider trading, corporate opportunities, confidentiality and privacy, protection and proper use of assets, fair dealing, behavior in the workplace, compliance with laws, rules and regulations, Company policies, risk tolerance, anti-human trafficking, reporting dishonest or unethical behavior and public company reporting requirements. The Code of Conduct includes an enforcement mechanism.

The full text of the Code of Conduct is posted on the Company’s website at kellyservices.com. This information is available in print to any stockholder who requests it from the Company’s Investor Relations Department. The Company will disclose future amendments to the Code of Conduct for its Directors and Executive Officers on its website or by filing a current report on Form 8-K within four business days following the date of amendment, or such earlier period as may be prescribed by Nasdaq or the SEC.

Related Person Transactions and Certain Relationships

Pursuant to the Company’s Code of Conduct, any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company must be disclosed immediately to the Vice President of Internal Audit or to the General Counsel. In addition, Directors and Executive Officers are required to complete an annual questionnaire that solicits information regarding any transactions or relationships between themselves or their immediate family members and the Company of the types described in Item 404(a) of SEC Regulation S-K (“Related Party Transactions”). Directors and Executive Officers must seek a determination and obtain prior authorization or approval of any potential conflict of interest (including any Related Party Transaction) from the independent Audit Committee. The Audit Committee, pursuant to its charter, is tasked, among other things, with the responsibility to review Related Party Transactions and other conflicts of interest involving Directors and Executive Officers. The Company does not have a formal written policy regarding such reviews.

24

Corporate Governance

Mr. Adderley, the Chairman of the Board and our controlling stockholder, receives compensation from the Company, as described below under “Director Compensation,” which is approved by the independent Compensation Committee. Mr. Takahashi, a Director of the Company, serves as the designated representative of Persol Holdings Co., LTD., which owns 4.5% of the Company’s Class A Common Stock, and with which the Company has a strategic alliance, as described in the Company’s Annual Report on Form 10-K for the period ended December 31, 2017. Mr. Takahashi receives no compensation for his service as a Director.

Corporate Social Responsibility

The Company believes that corporate social responsibility (“CSR”) is a cornerstone of the organization. The Company focuses its CSR efforts in four crucial areas: employees and people, ethics, engagement, and the environment. The Company’s CSR report is posted on the Company’s website at kellyservices.com.

25

Director Compensation

DIRECTOR COMPENSATION

In 2017, the Compensation Committee engaged its independent compensation consultant, Pay Governance, to evaluate its non-employee Director compensation, which was last increased in 2009. At its meeting following the 2017 Annual Meeting of Stockholders, the Compensation Committee approved increases in the retainers paid to the non-employee Directors, effective beginning May 11, 2017. The base retainer for non-employee Directors (other than Mr. Takahashi, who receives no compensation for his service as a Director) was increased from $150,000 to $180,000. The additional retainers associated with Board leadership positions were also increased: for the Lead Director, from $20,000 to $40,000; for the Chair of the Audit Committee, from $12,500 to $20,000; for the Chair of the Compensation Committee, from $7,500 to $15,000; and for the Chair of the Corporate Governance and Nominating Committee, from $7,500 to $10,000.

Under the Company’s amended and restated Equity Incentive Plan (“EIP”), which was approved at the 2017 Annual Meeting of Stockholders, the Board of Directors is required to determine from time to time the percentage of the base retainer that will be issued to non-employee Directors in shares of Class A common stock. At the meeting of the Board following the 2017 Annual Meeting of Stockholders, the Board determined that $80,000 of the base retainer would be issued in shares. Directors are subject to a stock ownership requirement that is a minimum fair market value of two times the value of the annual retainer (which currently equates to $360,000). At their August 2017 meeting, the Compensation Committee and Board of Directors approved fixing the portion of the annual retainer that is paid in cash at $100,000, and the portion paid in equity at $80,000.

The Chairman of the Board is a non-officer employee position. In 2018, in connection with the review of governance matters described above, and with the advice of Pay Governance LLC, the special committee of independent Directors recommended, and the Board approved, effective May 1, 2018, annual compensation for the redesigned role of Chairman of the Board equal to 150% of the annual base retainer payable to non-employee directors, inclusive of the cost of benefits-in-kind disclosed in footnote (3) below, with the remaining amount payable in cash. The Company will continue to furnish administrative staff support to Mr. Adderley related to his duties as Chairman of the Board.

During 2017, the Company established the Non-Employee Directors Deferred Compensation Plan (“DDCP”), which provides non-employee Directors with the opportunity to defer all or a portion of all fees payable to them, pursuant to a valid deferral election. The DDCP is a non-qualified plan that allows for the deferral of all or a portion of annual cash payments to a notional account with investment fund choices that mirror those provided to participants in the Company’s Management Retirement Plan (“MRP”); in addition to those fund choices the Plan also includes the option to defer annual cash payments into Company common stock units. Non-employee Directors may also elect to defer all or a portion of their annual stock retainer into Company common stock units. Participants may elect to receive distributions from their DDCP account at the time they cease to be a Director of the Company or at a future date that is between one and ten years following the date they cease to be a Director of the Company. Non-employee Directors can elect to have distributions from the DDCP made in either a lump sum or in annual installment payments made over a two to ten year period.

The following table sets forth the compensation paid during 2017 to the Directors other than Mr. Corona, our President and Chief Executive Officer, whose compensation is disclosed in the Compensation Discussion & Analysis section of this Proxy Statement.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
T.E. Adderley	—	—	—	—	—	1,007,544	$1,007,544	(3)
C.M. Adderley	$100,010	$79,990	—	—	—	—	$180,000
G.S. Adolph	$16,667	$13,333	—	—	—	—	$30,000
R.S. Cubbin	$115,010	$79,990	—	—	$15,752	—	$210,752
J.E. Dutton	$110,010	$79,990	—	—	$30,354	—	$220,354
T.B. Larkin	$100,010	$79,990	—	—	—	—	$180,000
L.A. Murphy	$120,010	$79,990	—	—	—	—	$200,000
D.R. Parfet	$140,010	$79,990	—	—	—	—	$220,000
H. Takahashi(4)	—	—	—	—	—	—	—

26

Director Compensation

(1)	Two of our directors deferred the following amounts from their 2017 cash retainer fee: Mr. Cubbin - $46,004; and Ms. Dutton - $110,010. Mr. Adolph was appointed as a Director effective March 7, 2018 and received a pro rata amount of the annual cash retainer fee for non-employee Directors.
(2)	Represents the aggregate fair market value of grants awarded on May 11, 2017. Each Director received a grant of 3,493 shares of the Company’s Class A common stock having a fair market value of $22.90 per share. Mr. Cubbin deferred 40% of his 2017 annual stock grant into deferred common stock units; and Ms. Dutton deferred 100% of her 2017 annual stock grant into deferred common stock units. Mr. Adolph received a pro rata grant of 450 shares of the Company’s Class A common stock having a fair market value of $29.63 per share on the award date of March 7, 2018.
(3)	As an employee, Mr. Adderley is eligible to participate in the Company’s benefit plans and Management Retirement Plan. Other compensation includes base salary of $958,100, employer provided life insurance in the amount of $17,304, the incremental cost to the Company for personal use of airplane totaling $29,902, and a Medicare tax gross-up on the Company’s contributions to the Management Retirement Plan in the amount of $2,238. Mr. Adderley is not eligible to participate in the Company’s Short-Term Incentive Plan or Equity Incentive Plan. As discussed above, Mr. Adderley’s annual compensation for services as Chairman of the Board has been revised effective May 1, 2018.
(4)	Mr. Takahashi serves on the Board as the designated representative of our joint venture partner, Persol Holdings Co. LTD., and receives no compensation for his service as Director.

27

Beneficial Ownership of Shares

BENEFICIAL OWNERSHIP OF SHARES

Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of common stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of the common stock.

Set forth in the following table is the beneficial ownership of the Company’s Class A and Class B common stock on March 19, 2018 of (i) each person known by the Company to own beneficially more than five percent of the Class B Common stock, (ii) each Director (each of whom is a nominee for election as a Director at the Annual Meeting of Stockholders), (iii) each of the Named Executive Officers, and (iv) all Directors and Executive Officers as a group.

	Class A Common Stock			Class B Common Stock
Directors and Named Executive Officers(1)	Number of Shares and Nature of Beneficial Ownership		Percent of Class	Number of Shares and Nature of Beneficial Ownership		Percent of Class
T. E. Adderley, Chairman of the Board	1,514,686	(2)	4.2	3,213,265	(3)	93.6
C. M. Adderley, Director	340,398	(4)	1.0	425	(4)	*
G. S. Adolph, Director(5)	450		*	—		*
C. T. Camden, Former Director and Executive Officer	252,751		*	100		*
G. S. Corona, Director and Executive Officer	211,767		*	100		*
R. S. Cubbin, Director	14,276	(6)	*	100		*
J. E. Dutton, Director	27,714	(6)	*	100		*
T. B. Larkin, Director	23,249		*	100		*
L. A. Murphy, Director	22,695		*	100		*
D. R. Parfet, Lead Director	23,520		*	100		*
H. Takahashi, Director	1,576,169	(7)	4.4	1,475		*
S. S. Armstrong, Executive Officer	40,900		*	—		*
T. S. Carroll, Executive Officer	102,957		*	100		*
P. W. Quigley, Executive Officer	100,577		*	100		*
O. G. Thirot, Executive Officer	61,569		*	10		*
All Directors and Executive Officers as a Group (16 persons)	4,320,478		12.1	3,216,075		93.7

*	Less than 1%

(1)	Mr. Camden retired as President and CEO of the Company effective May 10, 2017.

(2)	Includes 1,345,202 shares held directly; 30,000 shares in a charitable trust of which Mr. Adderley is a co-trustee with Comerica Bank & Trust, N.A.; 100,000 shares in an irrevocable trust, of which he is a beneficiary; 38,484 shares in five separate trusts of which Mr. Adderley is a co-trustee with Comerica Bank & Trust, N.A.; and 1,000 shares held by his spouse.

(3)	Includes 3,139,940 shares held by the Terence E. Adderley Revocable Trust K of which Mr. Adderley is sole trustee and has sole investment and voting power; 71,825 shares in an irrevocable trust, of which he is beneficiary and has no voting and investment power; 1,000 shares held by his spouse of which he has shared voting and investment power; and 500 shares held in five separate trusts of which he is a co-trustee with shared voting and investment power, in which he has no equity interest.
(4)	Includes 190,306 shares of Class A stock and 200 shares of Class B stock held in two separate trusts of which Ms. Adderley is one of two individual trustees with Comerica Bank & Trust, N.A. as Corporate Trustee.

(5)	Mr. Adolph was appointed to the Company’s Board of Directors on March 7, 2018.

(6)	Includes 3,446 shares for Mr. Cubbin and 3,534 shares for Ms. Dutton indirectly held in the Company’s Non-Employee Directors Deferred Compensation Plan.

(7)	Mr. Takahashi is the Director, Deputy Vice President and COO, Persol Holdings Co., LTD (formerly Temp Holdings Co., Ltd.) which entered into a strategic alliance with the Company in 2010. Mr. Takahashi is the designated representative of Persol Holdings Co., LTD, which owns the reported shares. Mr. Takahashi disclaims beneficial ownership of the shares held by Persol Holdings Co., LTD.

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Beneficial Ownership of Shares

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company’s Directors, Executive Officers, and any person who beneficially owns more than 10% of the common stock (collectively, the “Reporting Persons”), are required to report their ownership of the common stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established and pursuant to applicable rules, the Company is required to report in its Proxy Statement any failure to file by these due dates. Based on certifications received from the Reporting Persons, and on copies of the reports that such persons have filed with the SEC, all required reports of Reporting Persons were filed timely with the SEC for 2017.

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Proposal 2: Advisory Vote to Approve the Company’s Executive Compensation

PROPOSAL 2 - ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

As described in the following Compensation Discussion and Analysis, our executive compensation programs are designed to align the interests of our Executive Officers with those of our shareholders by tying a significant portion of the compensation they receive to Company performance, and by providing a competitive level of compensation in order to attract, retain, and reward Executive Officers, who are critical to the long-term success of our business. Under these programs, our Named Executive Officers are rewarded for the Company’s financial performance, individual performance, and long-term potential, as well as to facilitate retention, and reflect market realities. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the fiscal year 2017 compensation of our Named Executive Officers.

As required by Section 14A of the Exchange Act, this proposal, commonly referred to as a “say on pay” proposal, seeks a stockholder advisory vote, on our Named Executive Officers’ compensation, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K and in the Compensation Discussion and Analysis, through the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table, and the other related tables and disclosure.”

The say-on-pay vote is advisory; and, therefore, not binding on the Company. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and considers the result of the advisory vote in designing and evaluating our executive compensation programs.

The Board of Directors recommends a vote “FOR” the approval of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

30

Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis section of this Proxy Statement provides an overview of our executive compensation philosophy and objectives, and describes the material elements of our executive compensation programs, the compensation decisions the Compensation Committee (the “Committee”) has made under those programs, key factors that were considered, and provides details of the compensation paid to our Named Executive Officers.

The Compensation Discussion and Analysis is organized in the following sections:

1. 2017 Named Executive Officers

2. Executive Summary

3. Executive Compensation Philosophy, Objectives and Design

4. Process for Determining Executive Compensation

5. Compensation Programs: Decisions and Actions in 2017

6. Governance of Executive Compensation Programs

7. Tax and Accounting Considerations

2017 Named Executive Officers

Our Named Executive Officers for 2017, as defined by the SEC, were as follows:

Name	Title
George S. Corona(1)	President and Chief Executive Officer
Olivier G. Thirot(2)	Senior Vice President and Chief Financial Officer
Teresa S. Carroll	Executive Vice President, President, Global Talent Solutions and General Manager, Sales, Marketing and Human Resources
Peter W. Quigley	Executive Vice President, President, Global Staffing, and General Manager, Global Information Technology, Global Business Services and Global Service
Steven S. Armstrong	Senior Vice President and General Manager, U.S. Operations
Carl T. Camden(3)	Former President and Chief Executive Officer

(1)	Mr. Corona was appointed President and Chief Executive Officer effective May 10, 2017.
(2)	Mr. Thirot was appointed Executive Vice President and Chief Financial Officer effective March 1, 2018.
(3)	Mr. Camden retired from the Company effective May 10, 2017.

Executive Summary

Fiscal 2017 Performance

We are a leader in providing workforce solutions. We connect people with work in ways that enrich their lives and enable companies to access skilled talent that can move their businesses forward. As work has evolved, so has our range of solutions, growing over the years to reflect the changing needs of our customers and the changing nature of work itself. As workforce management has become more complex, we have developed a talent supply chain management approach to help many of the world’s largest companies plan for and manage their workforces. Innovative solutions supporting this approach span outsourcing, consulting, recruitment, talent advisory, career transition, and vendor management services.

In early 2017, we restructured components of our previous Americas Commercial, Americas PT, and OCG segments under a single delivery organization, triggering a change in our operating structure. We now provide staffing through our branch networks in our Americas and International operations, with commercial and specialized professional/technical staffing businesses in the Americas and Europe, respectively. In July 2016, we moved our APAC staffing operations into our expanded joint venture with Persol Holdings (formerly Temp Holdings), Persol Kelly Asia Pacific (the “JV”), enabling us to more efficiently provide staffing solutions to customers throughout the APAC region via the JV. We also provide a suite of innovative talent fulfillment and outcome-based solutions through our Global Talent Solutions (“GTS”) segment, which delivers integrated talent management solutions to meet customer needs across the entire spectrum of talent categories. Using talent supply chain strategies, GTS helps customers plan for, manage and execute their acquisition of contingent labor, full-time labor and free agents, and gain access to service providers and quality talent at competitive rates with minimized risk.

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Compensation Discussion and Analysis

Our long-term strategic objective is to create stockholder value by delivering a competitive profit from the best workforce solutions and talent in the industry. To achieve this, we are focused on the following areas:

•	Continue to build our core strengths in branch-delivered staffing in key markets where we have scale or specialization;

•	Maintain our position as a market-leading provider of talent management solutions in our GTS segment; and

•	Lower our costs through deployment of efficient service delivery models.

2017 was a year of strategic and operational progress that demonstrated our commitment to profitable growth. We delivered solid top-line growth and increased earnings, even as we invested in our future. Early in the year, we reorganized our operating segments and restructured to create a more efficient and focused delivery organization. We invested in our Americas Staffing and International Staffing operations by adding additional sales and recruiting talent. In GTS, we are exercising price discipline and are continuing to invest in higher margin outcome-based and outsourcing solutions that align with market demands. In September 2017, we completed our acquisition of Teachers On Call, which exemplifies our commitment to focus and grow in solutions where we see outsized market potential. And finally, we are accelerating investment in initiatives to enhance technology and process automation.

Key performance highlights for 2017 include:

We delivered gross profit growth of more than 5%,
Earnings from operations for the full year 2017	or nearly 9% when excluding our APAC staffing
totaled $83.3 million, compared to $63.2 million in	operation from the first half of 2016, and our gross
2016	profit rate increased 60 basis points to 17.8%

Conversion rate, or return on gross profit, continues to be a key metric to measure our drive for profitable	Cash from operating activities and free cash flow
growth. Our 2017 conversion rate was 8.7%	generation increased year over year
compared to 7.0% in 2016

Kelly continues to focus on accelerating the execution of our strategy and making the necessary investments and adjustments to advance that strategy. We have set our sights on becoming an even more competitive, consultative and profitable company, and we are reshaping our business to make that vision a reality. We will measure our progress against both revenue and gross profit growth, as well as earnings and conversion rate. The goals we have established are based on the current economic and business environment, and may change as conditions warrant.

Key Executive Compensation Program Highlights for Fiscal 2017

We continue to evaluate our executive compensation program and make changes to further align it with our strategic priorities and to reward both short and long-term business success. We believe we have designed a program that aligns with stockholder interests, incentivizes growth and operational excellence, and demonstrates a clear linkage between compensation and performance. The program continues to seek to minimize incentives for management to take excessive risks. The Committee worked with management and its independent compensation consultant, as described later in this document, to review current compensation programs, including the incentive plans, and made the decisions described below in 2017.

Reflecting the Company’s commitment to driving a high-performance culture our executive compensation program emphasizes at-risk incentive awards that can be earned over one and three-year periods. As our business evolves and we strive for performance that is better than the prior year, the design of our incentive plans has changed to ensure continued alignment to our business strategy for driving long-term stockholder value. The executive compensation program, particularly the annual and long-term incentive plans, are designed to directly support the Company’s strategic transformation to a more efficient, profitable, growth-focused, and performance-driven organization. Incentive payouts earned for performance cycles ending in 2017 are commensurate with the earnings, gross profit, expense management and total stockholder return results that were achieved. Annual incentive awards for corporate performance were earned at approximately target, commensurate with our performance on earnings, gross profit and expense goals. Long-term incentive

32

Compensation Discussion and Analysis

awards for the performance share periods ending in 2017 were earned at 115% of target for gross profit results and 200% of target for our total shareholder return relative to the market. The 2018 incentive designs, which are briefly summarized below and will be discussed in further detail in next year’s proxy filing, are similar to the 2017 incentive designs discussed below, with the requirement for performance set meaningfully above 2017 actual results to earn the target award.

The Board has adopted two plans that provide the framework for incentive compensation opportunities for our Executive Officers.

•	The Short Term Incentive Plan (“STIP”) provides for annual cash-based incentive opportunities that are based upon the achievement of one or more performance measures, as established by the Committee.

•	The Equity Incentive Plan (“EIP”) provides the Committee the ability to grant long-term incentive (“LTI”) opportunities, in various award types, that focus on the long-term performance of the Company and align the interests of Executive Officers with those of stockholders. The Committee amended the EIP at their meeting on February 15, 2017 approving the following key changes to the EIP, which was approved by stockholders at the Company’s 2017 Annual Meeting:

•	Provide for a share reserve that is a fixed number of shares instead of an “evergreen”, which refreshes each year; and

•	Add a definition of change-in-control (“CIC”) and provide for the treatment of long-term incentives upon a “double trigger”: a CIC and qualifying termination of employment.

2017 STIP Design and Results

•	Approved multiple, balanced performance measures for the corporate component of the 2017 STIP. 2017 target goals for each measure were set at budgeted numbers, which were substantially higher than 2016 actual results:

•	Earnings from Operations (weighted 50%);

•	Return on Gross Profit (Conversion Rate) (weighted 25%); and

•	Total Gross Profit (weighted 25%). “Total Gross Profit” focuses all business units toward contributing to the success and overall Company performance that supports our business strategy.

•	Maintained “gatekeeper” goal that must be achieved in order to earn a payout under any STIP measure (Earnings from Operations measure must achieve at least 60% of target).

•	Executive Officers who are responsible for providing direct leadership to a business unit have at least 50% of their STIP award opportunity based on the achievement of specific business unit measures and the remainder of their award based on the corporate component.

•	Based upon 2017 results for the three performance measures of the corporate component of the STIP, the Committee approved payouts on the 2017 STIP corporate component equal to 99.98% of target.

2017-2019 LTI Design

•	Maintained LTI grant mix for Executive Officers that heavily emphasizes at-risk performance-based pay opportunities through the following equity vehicles:

•	Performance Share Units – 75% of LTI mix; and

•	Restricted Stock Awards/Units (“RSAs/RSUs”) – 25% of LTI mix.

•	Approved three LTI performance measures for the 2017-2019 Performance Share Awards, moving from four measures used in the 2016 grants for a simplified design. 2017 target financial goals for each measure were set at budgeted numbers, which were substantially higher than 2016 actual results. Awards earned, if any, are based on performance assessed over the three-year period.

•	Return on Sales (weighted 33.3%);

•	Earnings Before Taxes plus Joint Venture (“JV”) Income (weighted 33.3%); and

•	Relative Total Shareholder Return (“TSR”) (weighted 33.4%).

NOTE: The “Earnings Before Taxes plus Joint Venture (“JV”) Income” measure includes a “bottom-line” earnings measure to capture Joint Venture earnings and in support of our business strategy.

•	Maintained LTI grants that were approximately the same value as the 2016 LTI grants, which were reduced in value from the 2015 LTI grant to Senior Officers in support of the Company’s investment strategy and efforts to reduce costs.

33

Compensation Discussion and Analysis

•	Added a performance hurdle of “Positive Net Income” to the restricted stock units awarded to Executive Officers in 2017 that qualify awards for tax deductibility under 162(m).

•	Implemented practice of not paying dividends or dividend equivalents to Executive Officers on unearned and unvested restricted stock units granted during 2017.

2015-2017 LTI Results

•	Based on the Company’s strong stock price performance over the three-year period 2015-2017 as compared to the stock price performance of the S&P SmallCap 600 Index for the same period, the Committee approved the funding of the Relative TSR measure for the 2015-2017 LTI awards at 200% of target and shares vested on February 14, 2018.

•	Performance share awards previously approved by the Committee that were earned based upon one-year 2015 financial measures, “Return on Gross Profit” and “Gross Profit: OCG and PT” and achieved an average funding level of approximately 115% of target, were subject to an additional two years of vesting, 2016 and 2017. With the time-based requirement satisfied, these shares also became vested to participants, including the Executive Officers on February 14, 2018.

2017 Base Salary Decisions

•	Messrs. Corona and Quigley, and Ms. Carroll received base salary increases as a result of their promotions effective May 10, 2017. In addition, as a result of Mr. Thirot’s move from Swiss payroll and benefits to U.S. payroll and benefits effective January 1, 2017, a portion of his Swiss allowances were added to his U.S. salary. Senior Officers, including the Named Executive Officers, did not receive regular base salary increases in 2017 as part of the total compensation review process. This was in light of management’s and the Board’s views that corporate financial results for 2016 were not at desired levels and reflected a continued conservative approach in support of the Company’s investment strategy. Further explanation can be found under “Base Salary.”

The Committee believes these actions support the strategic direction of the Company and help position it for long-term success in achieving its goals. These compensation decisions and actions are discussed in more detail below.

Executive Compensation Philosophy, Objectives, and Design

Our executive compensation philosophy is to provide market-based pay opportunities with incentive payouts aligned with the achievement of the Company’s overall short and long-term business strategies. The design of our executive compensation programs allocates total compensation to fixed and variable pay elements resulting in a mix of short-term and long-term pay elements. The Committee continually evaluates our executive compensation programs to ensure that the Company provides market-competitive opportunities that enable us to attract and retain highly qualified individuals to lead the organization and drive business success in the competitive and ever-changing business environment in which we operate. Our executive compensation programs are designed to achieve the following objectives:

•	Align a significant portion of compensation with the achievement of multiple performance goals that motivate and reward executives based on Company, business unit, and individual performance results;

•	Attract and retain world-class talent with the leadership abilities and experience necessary to develop and execute business strategies, achieve outstanding results, and build long-term stockholder value;

•	Support the achievement of the Company’s vision and strategy;

•	Create an ownership mindset that closely aligns the interests of management with those of stockholders; and

•	Provide an appropriate balance between the achievement of both short- and long-term performance objectives, with clear emphasis on managing the sustainability of the business and mitigation of risk.

Pay for Performance Framework

The Committee believes that a majority of an Executive Officer’s compensation should be “at risk” and based upon the achievement of corporate and business unit results, as well as individual performance. As a result, Executive Officers participate in incentive programs that provide them with the opportunity to earn awards that are directly tied to the Company’s performance and that drive sustainable long-term stockholder value. The Company’s compensation programs provide an incentive for Executive Officers to meet and exceed performance goals. Executives are held accountable for results and rewarded with above target payout amounts for performance that exceeds target goals. When target goals are not met, award payouts are designed to deliver below target payouts or no payouts. We believe the combination of our annual short-term incentive awards and long-term equity incentive awards align the interests of our Executive Officers with the interests of our stockholders.

34

Compensation Discussion and Analysis

CEO and Other Named Executive Officers Pay Mix

While we believe that a majority of an Executive Officer’s target compensation opportunity should be performance-based, we do not have a specified formula that defines the overall weighting of each element. We believe that the higher a role is positioned within the organizational structure, the greater the emphasis on performance-based compensation should be. As such, the CEO has a greater percentage of his compensation that is performance-based through higher target opportunities for STIP and LTI, as compared to the compensation of the other Named Executive Officers. At risk compensation consists of annual cash incentive awards and long-term equity awards (restricted shares and performance shares) that are contingent upon the achievement of pre-established performance goals. The following charts illustrate the 2017 Target Total Direct Compensation mix for our President and CEO and the other Named Executive Officers combined and includes the pay elements of base salary, STIP (at target), restricted shares and performance shares (at target):

FY 2017 CEO	FY 2017 Other NEO
Compensation Mix	Compensation Mix

35

Compensation Discussion and Analysis

Elements of Compensation for Named Executive Officers

The Committee determines the elements of total direct compensation that we provide to our Executive Officers. The elements of our fiscal 2017 executive compensation program and the objectives for each, are as follows:

COMPENSATION ELEMENT	TYPE	FORM	CONSIDERATIONS	OBJECTIVES

Base Salary	Fixed Compensation

•  Reviewed annually and adjusted when appropriate

•  Determined based on role and scope of responsibilities, skills, experience, sustained individual contribution, and comparison to market-comparable jobs

• Provide competitive compensation for day-to-day responsibilities • Attract and retain qualified Executive Officers and balance risk-taking

Short Term Incentive Plan (STIP)	Variable At-Risk Performance-Based Compensation	Cash

•  Annual performance period

•  Target payout opportunity established as percentage of earnings for each Executive Officer based on role

•  Performance measures selected to align with our business strategy

•  Multiple performance measures that reflect key operational and financial measures of success

•  Payout based on achievement of predetermined goals

•  “Gatekeeper” goal must be achieved for any award to be earned

• Motivate and reward Executive Officers for achievement of critical near- term performance goals that support the Company’s strategic business objectives

Restricted Stock

	Variable At-Risk Compensation		• Accounts for 25% of total LTI award opportunity • Shares vest ratably over four years • Performance hurdle as measured over the first year of the grant must be achieved for shares to be earned	• Align interests of Executive Officers and stockholders • Support retention • Support meaningful stock ownership

Performance Shares

Long Term Incentives (LTI)	Variable At-Risk Performance-Based Compensation	Stock- Settled

•  Accounts for 75% of total LTI award opportunity

•  Provides opportunity to earn shares based on achievement of multiple specific performance goals

•  Relative TSR measure is for a three- year period

•  Financial measures are based on three years of performance (payouts, if any, are based on the aggregation of three one-year performance goals compared to three years of results)

•  Drive long-term value creation for stockholders

•  Motivate and reward Executive Officers for achievement of strategic business objectives over a three-year period

•  Align the interests of Executive Officers with the long-term interests of the Company and stockholders

36

Compensation Discussion and Analysis

2018 Executive Incentive Plans – Overview

For the 2018 incentive plan designs, the Company continues to focus on pay-for-performance alignment by using multiple financial measures and Relative TSR to strongly drive our key business objectives and stockholder value. In support of this strategy, the Committee has approved the following:

•	A combination of gross profit and earnings from operations measures, as well as Relative TSR, for the 2018-2020 incentive plan performance measures;

•	Continuation of a performance hurdle for the 2018 grant of RSUs for Executive Officers that must be achieved before shares become earned. Dividends on these shares will only be paid upon achievement of the performance hurdle and time vesting requirements; and

•	Voluntarily maintain many of the practices previously required for performance-based compensation under the former requirements of Section 162(m) of the Internal Revenue Code (the “Code”) as good governance of our performance-based plans.

Details regarding the 2018 incentive plan designs will be presented in our 2019 proxy filing.

Process for Determining Executive Compensation

Role of the Compensation Committee

The Committee designs and administers the Company’s executive compensation programs and policies, and regularly reviews these programs and policies relative to its objectives, applicable new legal and regulatory practices, evolving best practices, and corporate governance trends. The Committee and members of the Board of Directors determine the compensation of the CEO. The CEO’s total compensation is comprised of base salary, STIP, and LTI award opportunities, and is the same design as the other Named Executive Officers. The CEO does not participate in recommendations or discussions related to his own compensation. As part of its responsibility for executive compensation, the Committee annually reviews and determines the compensation of each of our Senior Officers, including the Named Executive Officers listed in the Summary Compensation Table of this Proxy Statement, based on each individual’s performance including consideration of ethical behavior, relevant market comparisons, and the recommendations of the CEO. The Committee reviews the costs and short- and long-term benefits of the compensation arrangements it considers and approves for Senior Officers.

All of the Committee responsibilities are defined in its charter, which can be found on the Company’s website at kellyservices.com.

Role of the Independent Compensation Consultant

Since October 2014, the Committee has engaged Pay Governance LLC as its independent compensation consultant (the “Consultant”). The Committee considers analysis and guidance from the Consultant when making compensation decisions on plan design; the merits of various incentive plan performance measures; Executive Officer pay levels, including that of the CEO, relative to peer group and other market data; composition of peer group companies; stock ownership requirements; and other pay practices. In addition, the Consultant updates the Committee on market trends and best practices in executive compensation and, as requested, provides data and guidance on other items such as Director compensation. The Committee uses its own independent judgment to make all decisions related to the compensation of the Company’s Executive Officers.

During 2017, the Consultant regularly attended Committee meetings and communicated with the Chairman of the Board, the Committee Chairman, and the Committee Vice Chairman outside of Committee meetings. As directed by the Compensation Committee, the Consultant also met with the Corporate Secretary and Chief Investor Relations, Executive Compensation and Communications Officer (“Corporate Secretary”) and members of the Executive Compensation, Finance, and Corporate Governance teams of the Company. The Consultant maintains a direct reporting relationship to the Committee on all compensation matters.

The Committee conducts an annual assessment of the Consultant’s independence, using factors established by Nasdaq Global Market. The Consultant provided no services to the Company in 2017 other than services to the Committee. The Committee reviewed and affirmed the independence of the Consultant as the Compensation Consultant to the Committee and concluded the work performed by the Consultant did not raise a conflict of interest.

Role of Management

The Committee consults with the CEO and Corporate Secretary to obtain feedback with respect to the strategic direction of our executive compensation programs.

37

Compensation Discussion and Analysis

The CEO makes recommendations for each of the Executive Officers with regard to elements of their total compensation. He bases his recommendations on the assessment of each Executive Officer’s performance, as well as, the performance of their respective business or function. The Committee takes into consideration the recommendations of the CEO when determining the compensation of the other Executive Officers.

In addition, the CFO provides periodic financial updates and information to the Committee, to aid in establishing incentive plan goals and determining payout amounts.

Comparator Data

The Committee uses third-party survey data for comparably sized general industry companies and available data from a select group of peer companies, in determining the competitive positioning of our compensation programs, and the individual compensation of each of our Named Executive Officers.

Each Executive Officer’s performance is reviewed (see Executive Officer Performance Reviews and Succession Planning below) and compensation decisions are made on an annual basis (or as an Executive Officer’s duties and responsibilities change). Base salaries, target STIP, and target long-term incentive opportunities are benchmarked against a group of comparable executive positions in general industry companies of similar revenue size as reflected in multiple third-party surveys. We seek to establish target total direct compensation opportunities (defined as base salary, target STIP, and target long-term incentive) for our Named Executive Officers that are within a competitive range of the median of the competitive market data. Compensation ultimately earned from these opportunities can vary from the’ median based on the company, business unit and individual performance. Various other factors are taken into consideration and in certain circumstances, we may target pay above or below the competitive median. Individual target total direct compensation may be above or below the median depending on Company performance, cost considerations, the role’s scope of responsibilities, individual experience and performance, and any succession, retention or internal equity considerations. Prior to 2015, the Company had taken a conservative approach to target long-term incentive opportunities for Senior Officers that were generally well below market median. The 2015 LTI design brought target total direct compensation opportunities, on average, closer to market median levels for our Senior Officers. In support of the Company’s efforts to reduce costs in connection with its investment strategy, management voluntarily requested and the Committee agreed, that the 2016 and 2017 LTI levels for Senior Officers would be reduced from the 2015 levels, as explained further in the Long-Term Incentive section of this Proxy Statement.

In 2017, a competitive executive compensation analysis was performed which included both an analysis of third-party survey data prepared internally by the Company’s Executive Compensation group, and a peer group review of CEO pay prepared by the Consultant. Third-party general industry survey data from Aon Hewitt, Mercer, and Towers Watson was used to prepare the survey analysis. Specific companies that participated in the third-party surveys were unknown and not a factor in the Committee’s deliberations. The survey analysis was reviewed by the Consultant for the Committee.

The Company considers the officer pay practices of a comparator peer group prepared by the Consultant, which was selected using the following criteria: industry, annual revenues, and non-staffing companies considered by shareholder advisory groups as peers. The majority are multi-national/global companies headquartered in U.S. The resulting group of fifteen comparator companies includes direct peers supplemented by other people-intensive businesses with similar margins. This group of companies includes nine companies used by Institutional Shareholder Services (“ISS”) in their 2017 report, which means 60% of companies in our peer group are shared with ISS. The Company’s 2016 revenue of $5.28 billion was on par with the median peer group revenue of $5.25 billion for the same period. The following comparator group of fifteen companies was unchanged from last year and used by the Committee as another reference point when reviewing 2017 officer pay practices and CEO pay levels:

2017 Peer Group

• ABM Industries Incorporated	• Leidos Holdings, Inc.	• Robert Half International Inc.

• Adecco SA	• ManpowerGroup Inc.	• R.R. Donnelley & Sons Company

• AMN Healthcare Services, Inc.	• On Assignment, Inc.	• The Brink’s Company

• Essendant Inc.	• Quad/Graphics, Inc.	• TrueBlue, Inc.

• Insperity, Inc.	• Randstad Holding NV	• WESCO International, Inc.

The Committee considers peer group and general industry survey data as a point of reference, not the sole factor in determining executive officers’ compensation. The third-party survey data and peer group analysis represent “Market Data” when referenced throughout this Compensation Discussion and Analysis. The Committee considers all of the resources provided as part of a holistic process that also includes officer performance and the recommendations of the Company’s CEO regarding total compensation for Senior Officers.

38

Compensation Discussion and Analysis

Tally Sheets

In addition to Market Data and for use as background information, the Executive Compensation group provides the Committee with comprehensive tally sheets for each Executive Officer, summarizing up to four years of historical target and actual total compensation data and long-term incentive grant detail that includes grant date fair value as well as the intrinsic value of outstanding shares. The Committee reviews tally sheets for all of the Executive Officers and believes they are a useful reference tool when considering whether compensation decisions reflect the Company’s executive compensation philosophy and performance. Tally sheets are not a determining factor for the Committee when making compensation decisions.

Executive Officer Performance Reviews and Succession Planning

Annually, the Committee conducts a comprehensive Executive Officer performance review that includes succession planning and identification of officer developmental opportunities. Detailed executive performance review information for each of the Senior Officers, including the Named Executive Officers, is prepared by the Chief Human Resources Officer (“CHRO”). The performance review information for each of the Executive Officers includes key annual initiatives, performance results, strengths, and development opportunities. The CEO reviews the performance of the other Executive Officers and presents their individual performance assessments, development plans, and succession strategies to the Committee. During the individual performance assessments, the Committee asks questions, renders advice, and makes recommendations on matters that include individual development needs, succession planning, and retention. The Company’s Chairman of the Board and the Committee Chair present the performance review for the CEO to the other Committee members. None of the Executive Officers are present when their performance is being discussed by the Committee. Each Executive’s individual performance assessment is used by the Committee, together with the compensation analysis discussed in the previous section and the recommendations of the CEO, to determine compensation for the Executive Officers.

The Company’s succession plan is updated annually in connection with the performance assessments and is approved by the Board. The plan documentation includes all executives at the Senior Officer level, as well as their potential successors from within the Company in case of an unexpected disability or departure of a Senior Officer. Documentation includes detailed executive performance review information as discussed above, readiness assessments, and at least one potential successor for each role. Any changes to the plan during the year also require the approval of the Board. The CHRO is leading the implementation of a new succession planning approach and process for 2018, details of which will be disclosed in the Company’s 2019 Proxy Statement.

Compensation Programs: Decisions and Actions in 2017

George S. Corona - Promotion

Following notification by Mr. Camden in April 2017 of his intent to retire as an Executive Officer and Director of the Company effective with the annual meeting in May, the Company’s Board of Directors, at a meeting held on April 13, 2017, appointed Mr. Corona to the role of President and Chief Executive Officer, effective May 10, 2017. As a result of this promotion, Mr. Corona received an increase to his base salary, and prorated STIP target and LTI opportunity for 2017, pursuant to the terms of the STIP and EIP as they pertain to Named Executive Officers. These changes were in recognition of his appointment and took into account market competitive compensation opportunities for the role as summarized below:

•	Base salary increase of 52.7%, resulting in a new base salary of $1,000,000;

•	STIP target opportunity was increased from 90% to 130% of base salary;

•	Value of LTI target opportunity was increased;

•	Participation in the Senior Executive Severance Plan was changed from a Tier 2 participant to a Tier 1 participant;

•	No formal employment contract was entered into with Mr. Corona in connection with his promotion to CEO; and

•	Elected to the Company’s Board of Directors at the Annual Meeting on May 10, 2017.

Teresa S. Carroll and Peter W. Quigley - Promotions

On May 10, 2017, and upon the recommendation of the Committee, the Company’s Board of Directors elected Teresa Carroll to the role of Executive Vice President and President, Global Talent Solutions and General Manager, Sales, Marketing and Human Resources, and Peter Quigley to the role of Executive Vice President and President, Global Staffing

39

Compensation Discussion and Analysis

and General Manager, Global Information Technology, Global Business Services and Global Services. As a result of their promotions, Ms. Carroll and Mr. Quigley each received base salary increases, and prorated STIP targets and LTI opportunities for 2017 pursuant to the terms of the STIP and EIP as they pertain to Named Executive Officers. These changes were in recognition of their appointments and to more closely reflect market competitive compensation opportunities for their new roles as summarized below:

•	Base salary increases of 15%, resulting in new base salaries of $575,000 for each;

•	STIP target opportunities were increased from 70% to 85% of their base salaries; and

•	Value of their LTI target opportunities were increased.

Base Salary

Base salaries for the Named Executive Officers are intended to be competitive with Market Data to ensure that the Company can attract and retain the executives necessary to successfully lead and manage the organization. Base salaries generally fall within a range (+/- 15%) around the median of salaries in the Market Data, as individual base salaries will vary based upon the factors described below. Based on Market Data available in December 2016, we determined that the base salaries of our Named Executive Officers were within this competitive range of the 2017 market medians for comparable roles. Base salary is only one component of target total direct compensation and may be affected by other components to ensure that target total direct compensation meets compensation objectives.

The Committee reviews the base salaries of Executive Officers, including the Named Executive Officers, on an annual basis (or as an Executive Officer’s duties and responsibilities change). Base salaries are determined by the Committee for each of the Executive Officers based on various factors, including the scope and responsibilities of the role, an individual’s experience and performance in the role, their current level of pay compared to Market Data, internal pay equity, the recommendations of the CEO, and consideration of the Company’s salary adjustment budget.

Management elected to move the timing of the Company’s annual total compensation review process for all employees, including the Executive Officers, from October 2016 to March 2017 in order to coincide with the timing of any potential incentive award payouts. The timing alignment of compensation elements was intended to reinforce the Company’s pay for performance philosophy and provide each employee with their “total compensation” overview. In December 2016, the Committee conducted its annual review of base salaries of the Senior Officers, including Named Executive Officers, and considered the recommendation of management that the Senior Officers not receive regular base salary increases in March 2017. The Committee supported this recommendation and did not provide the Senior Officers with salary increases during the annual total compensation review process in early 2017. This decision reflected a conservative approach that both management and the Committee believed was in support of the Company’s investment strategy.

In consideration of the factors noted above, the following base salaries for the Named Executive Officers were approved by the Committee in 2017:

Named Executive Officer	2016 Base Salary	2017 Base Salary	Adjustment %
George S. Corona	$655,000	$1,000,000	52.7%
Olivier G. Thirot	$515,000	$533,500	3.6%
Teresa S. Carroll	$500,000	$575,000	15.0%
Peter W. Quigley	$500,000	$575,000	15.0%
Steven S. Armstrong	$332,000	$332,000	0.0%

Notes:

•	Effective January 1, 2017 Mr. Thirot moved from Swiss payroll and benefits to U.S. payroll and benefits. The allowances he had been receiving in Switzerland were discontinued at that time and a portion of the amount was added to his U.S. base salary.

•	Messrs. Corona and Quigley and Ms. Carroll’s base salaries were increased effective with their promotions in May 2017.

•	Amounts represent base salaries in effect on December 31 of each applicable year.

Annual Cash Incentive

The Committee believes that the Named Executive Officers should have a meaningful percentage of their total compensation earned through annual “at risk” performance-based incentives. The percentage of target total compensation at risk under the terms of the STIP increases significantly as the individual executive’s responsibilities and influence on overall corporate performance results increase. The STIP is designed to encourage executives to meet and exceed the Company’s short-term goals that align with overall corporate strategy and improve stockholder value.

40

Compensation Discussion and Analysis

The STIP target opportunity is established as a percentage of each individual’s actual base salary earnings and is targeted near the median Market Data, but may vary based upon individual factors, internal equity and other considerations. STIP payments for all participants are capped at 200% of the target incentive award opportunity. In December 2016, the Committee reviewed the target incentive opportunity for each of the Named Executive Officers and found that all were appropriately positioned relative to the Market Data.

The following table shows the 2016 and 2017 STIP target opportunities, as a percent of base salary, for our Named Executive Officers:

	2016 STIP	2017 STIP
Named Executive Officer	Target %	Target %
George S. Corona	90%	130%
Olivier G. Thirot	75%	75%
Teresa S. Carroll	70%	85%
Peter W. Quigley	70%	85%
Steven S. Armstrong	60%	60%

Note:

•	Messrs. Corona and Quigley and Ms. Carroll’s incentive targets were increased effective with their promotions in May 2017.

In the months leading up to year end, the Committee reviews and determines the objectives, performance measures, and other terms and conditions of the STIP for the following plan year. For 2017, similar to the prior year’s incentive plan redesign, the Committee approved the use of multiple performance measures to comprise the corporate component of the STIP. The Committee selected multiple financial measures in the STIP that aligned to the business objectives and value creation, provided balance, ensured a strong pay-performance linkage, and improved line of sight for Senior Officers, including the Named Executive Officers. Measures selected for 2017 STIP were:

•	Earnings from Operations, in order to maximize the Company’s earnings;

•	Return on Gross Profit (also referred to as “conversion rate”), in order to focus on expense control; and

•	Total Gross Profit, selected to maximize growth for all of our businesses.

Payout for threshold performance under the corporate component of STIP is 25% of an Executive Officer’s target payout, with zero payout earned for performance below threshold. An intermediate performance level that is halfway between threshold and target performance levels was added in 2017. Achievement of intermediate level of performance results in payouts that are 75% of target. Achievement of target performance results in target payouts for the Executive Officers. Performance above target earns incentive payouts above target and up to the maximum of 200% of target. As in prior years, the 2017 STIP design includes a ‘gatekeeper’ goal which must be achieved in order to earn a payout under any measure. The gatekeeper goal is earnings from operations with a required level of achievement of at least 60% of target.

Performance measures used for purposes of STIP are the same as defined in the Company’s GAAP financial statements, excluding special items such as: changes in accounting principles, gains or losses on acquisitions or divestitures, changes in budget due to acquisitions or divestitures, restructuring expenses, and other unusual items, which are defined as such and quantified in the financial statements and/or footnotes to the Company’s Annual Report on Form 10-K. Adjustments would apply only to unbudgeted items. For the total gross profit measure, constant currency (using the Company’s 2017 budgeted currency exchange rate) was used to determine values in establishing achievement of the incentive plan goals for 2017.

In February 2017, the Committee determined and approved threshold, intermediate, target, and maximum performance goal levels for the 2017 STIP. The threshold goals were set at levels for which the Committee believed it was appropriate to start earning incentives; intermediate goals were set halfway between threshold and target amounts; target goals were set at the budgeted levels, which the Committee considered were “challenging but achievable”; maximum goals were set at significant stretch levels for which the Committee believed the earning of two times target payouts was warranted. For the Corporate measures, straight line interpolation occurs for achievement of performance between threshold and intermediate, intermediate and target, and between target and maximum. For the business unit measures, there is no straight line interpolation between payout levels of the payout schedule. The goals at threshold, target, intermediate and maximum for the 2017 STIP, as well as resulting performance for each measure of the corporate component were as follows:

41

Compensation Discussion and Analysis

		2017 Performance Goals					Weighted
Corporate Component Performance Measures	Weighting	Threshold	Intermediate	Target	Maximum	2017 Actual Results	2017 Payout (% of Target)
Earnings from Operations	50.0%	$68.800	$77.400	$86.000	$111.800	$85.529	49.32%
Return on Gross Profit	25.0%	7.100%	8.107%	9.114%	10.614%	8.994%	24.25%
Total Gross Profit	25.0%	$876.000	$909.800	$943.600	$1,037.960	$948.945	26.42%
	100%						99.98%

$ in millions

Messrs. Corona and Thirot’s STIP opportunities were based 100% upon the performance measures of the corporate component, as shown above.

Ms. Carroll’s STIP opportunity was based 30% on the corporate component measures and 70% on the business unit measures for which she is accountable for the first four months of the year prior to her promotion in May 2017. At that time, the Committee determined to increase the weighting of the corporate measure to 50% to better reflect her new responsibilities for several functional areas of the organization: Sales, Marketing and Human Resources. Her STIP business unit measures were changed to be weighted 50%. Payout results for the business unit measures for Ms. Carroll were positively impacted by revenue and Gross Profit growth in the Contingent Workforce Outsourcing (“CWO”), KellyConnect and Business Process Outsourcing (“BPO”) businesses, and were negatively impacted by shifting customer demands in the centrally delivered staffing and payroll business, as well as increased SG&A expenses due to the costs associated with the headcount added for new and expanding programs. The measure, “Contribution” that appears below for Ms. Carroll and Messrs. Quigley and Armstrong is defined as income from operations.

Performance results for each of Ms. Carroll’s business unit measures are as follows:

Teresa Carroll: In effect January 1, 2017 - April 30, 2017

		2017 Performance Goals
Corporate Component and Business Unit Performance Measures	Weighting	Threshold	Target	Maximum	2017 Actual Results	Weighted 2017 Payout (% of Target)
Corporate Component Performance Measures	30.0%		see details above			29.99%
Americas SAO Gross Profit	17.5%	$144.419	$160.465	$200.581	$163.702	17.50%
Global OCG Gross Profit	17.5%	$197.628	$219.587	$263.504	$210.055	13.13%
Global Talent Solutions (GTS) Contribution	35.0%	$58.463	$73.079	$109.619	$79.910	38.50%
	100%					99.12%

$ in millions

Teresa Carroll: In effect May 1, 2017 - December 31, 2017

		2017 Performance Goals
Corporate Component and Business Unit Performance Measures	Weighting	Threshold	Target	Maximum	2017 Actual Results	Weighted 2017 Payout (% of Target)
Corporate Component Performance Measures	50.0%		see details above			49.99%
Americas SAO Gross Profit	12.5%	$144.419	$160.465	$200.581	$163.702	12.50%
Global OCG Gross Profit	12.5%	$197.628	$219.587	$263.504	$210.055	9.38%
Global Talent Solutions (GTS) Contribution	25.0%	$58.463	$73.079	$109.619	$79.910	27.50%
	100%					99.37%

$ in millions

Mr. Quigley’s STIP opportunity was based 100% on corporate measures for the first four months of the year until his promotion in May 2017 at which time his STIP opportunity was changed to be based 50% on the corporate component measures and 50% on the Global Staffing business unit measures for which he became accountable. Payout results for the business unit measures for Mr. Quigley were positively impacted by the reduction of worker’s compensation expenses in 2017 and increased hours volume in the EMEA region, and were negatively impacted by increased SG&A expenses linked to additional employee investments in the EMEA branch network and the sales and recruiting resources in the Americas that were added in the last half of the year to capture growing demand.

Performance results for each of Mr. Quigley’s business unit measures are as follows:

42

Compensation Discussion and Analysis

Peter Quigley: In effect May 1, 2017 - December 31, 2017

		2017 Performance Goals
Corporate Component and Business Unit Performance Measures	Weighting	Threshold	Target	Maximum	2017 Actual Results	Weighted 2017 Payout (% of Target)
Corporate Component Performance Measures	50.0%		see details above			49.99%
Americas Staffing Gross Profit	20.0%	$377.782	$419.758	$524.697	$425.985	20.00%
Americas Staffing Contribution	20.0%	$69.518	$86.897	$130.346	$81.706	10.00%
EMEA Staffing Gross Profit	5.0%	$132.712	$147.458	$184.322	$151.379	5.50%
EMEA Staffiing Contribution	5.0%	$14.324	$17.906	$26.858	$21.538	7.00%
	100%					92.49%

$ in millions

Mr. Armstrong’s STIP opportunity was based 30% on the corporate component measures and 70% on the business unit measures for which he is accountable. Although the result for U.S. Operations PT Gross Profit measure was above threshold, the design requires achievement of threshold level of performance for the U.S. Operations PT Contribution measure before payout can be earned on the corresponding Gross Profit measure. Threshold performance was not achieved for the U.S. Operations PT Contribution measure, so no payout was earned for the U.S. Operations PT Gross Profit measure. Payout results for the business unit measures for Mr. Armstrong were positively impacted by the reduction of worker’s compensation expenses in 2017 and were negatively impacted by the increased SG&A expenses linked to higher performance based compensation and additional sales and recruiting resources added to capture growing demand in the last half of the year.

Performance results for each of Mr. Armstrong’s business unit measures are as follows:

Steven Armstrong: In effect January 1, 2017 - December 31, 2017

		2017 Performance Goals
Corporate Component and Business Unit Performance Measures	Weighting	Threshold	Target	Maximum	2017 Actual Results	Weighted 2017 Payout (% of Target)
Corporate Component Performance Measures	30.0%		see details above			29.99%
US Operations Gross Profit	17.5%	$282.205	$313.561	$391.951	$320.225	17.50%
US Operations PT Gross Profit	17.5%	$64.855	$72.061	$86.473	$70.068	0.00%
US Operations Contribution	35.0%	$65.429	$81.786	$122.679	$75.546	17.50%
	100%					64.99%

$ in millions

Under the terms of the STIP, the Committee retains the right in its discretion to reduce a STIP award based on Company, business unit, or individual performance. The Committee has no discretion to increase a STIP award for Named Executive Officers (though the Committee may approve a special bonus for Named Executives Officers on a discretionary basis to recognize exceptional performance or actions not related to objectives set forth in the STIP; in 2017, no discretionary bonus awards were made to Named Executive Officers). STIP awards made in 2017 were designed to comply with the requirements of Section 162(m) of the Code and any awards made under the STIP are subject to the Company’s Clawback Policy.

Based on these performance results, at its February 14, 2018 meeting, the Committee reviewed and approved payments to the Named Executive Officers in accordance with the STIP provisions as follows:

43

Compensation Discussion and Analysis

	2017	2017 STIP		2017 Payout
	Base	Target as	2017 STIP	as a
	Salary	% of	Payout at	Percentage	2017 STIP
Named Executive Officer	Earnings	Salary	Target	of Target	Payout
George S. Corona (1/1 - 04/30)	$218,333	90%	$196,500	99.98%	$196,461
George S. Corona (5/1 - 12/31)	$657,519	130%	$854,775	99.98%	$854,604

			$1,051,275		$1,051,064
Olivier G. Thirot	$533,500	75%	$400,125	99.98%	$400,045
Teresa S. Carroll (1/1 - 04/30)	$166,667	70%	$116,667	99.12%	$115,639
Teresa S. Carroll (5/1 - 12/31)	$381,345	85%	$324,143	99.37%	$322,085

			$440,810		$437,723
Peter W. Quigley (1/1 - 04/30)	$166,667	70%	$116,667	99.98%	$116,643
Peter W. Quigley (5/1 - 12/31)	$381,345	85%	$324,143	92.49%	$299,800

			$440,810		$416,443
Steven S. Armstrong	$332,000	60%	$199,200	64.99%	$129,468

Long-Term Incentives

The EIP provides for long-term incentives that reward executives for achieving the Company’s long-term growth and profitability goals. Long-term incentive compensation is also intended to help the Company retain key employees, and provide those employees shared financial interests with the Company’s stockholders and positively influence their job performance and longer-term strategic focus. The EIP allows for grants of equity and non-equity awards to key employees. The Committee approved a redesign of the Company’s long-term incentives in 2015 that included updated performance measures, a greater portion of variable at-risk performance-based compensation, and target opportunities for the Named Executive Officers that were set, on average, to be near market competitive levels.

The Committee believes that compensation programs for the Company’s Senior Officers should include strong alignment between pay and performance, with a significant portion of “at risk” pay. As a result, the design of the 2017 long-term incentives for Senior Officers, including the Named Executive Officers, mirrored the 2016 grants, with grant levels based 75% on performance shares (at target) and 25% on restricted stock in order to create award opportunities that heavily emphasize performance. The current incentive mix emphasizes performance-contingent awards that are delivered through performance shares and places a reduced weighting on restricted shares.

In 2015 we implemented a significant design change from the Company’s pre-2015 long-term incentive awards. Prior to 2015, target long-term incentive opportunities for Senior Officers were generally below market median and provided primarily in time vesting restricted stock. The overall target number of shares granted to Senior Officers under the 2015 long-term incentive awards brought target total direct compensation opportunities, on average, to be near market median levels. The target number of shares granted to each Senior Officer in 2015, including the Named Executive Officers, were based on an established value for each officer level. Target LTI grant levels, in terms of the number of shares, for nearly all Senior Officers were reduced for the 2016 grant by approximately 15% from the 2015 target share grant levels. This change was made at the request of management and with the approval of the Committee, as both believed it was an approach that supported the Company’s investment strategy and efforts to reduce cost. This reduced grant value was maintained for the 2017 LTI grants, with grant values approximately the same in 2017 as they were in 2016 (for those executives in the same position each year). The number of target shares granted to each Named Executive Officer can be found in the “Grants of

Plan-Based Awards” table, later in this document. The actual value realized for the grant will be based upon achievement of the performance measures of the performance share awards and the price of the Company’s stock.

44

Compensation Discussion and Analysis

Under the terms of the EIP, the Committee retains the right in its discretion to reduce an LTI award based on individual performance. The Committee has no discretion to increase an LTI award for Named Executive Officers. LTI grants made in 2017 and prior years were designed to comply with the requirements of Section 162(m) of the Code and any performance-based awards made under the EIP are subject to the Company’s Clawback Policy.

Performance Shares

Performance shares provide Senior Officers with the opportunity to earn shares, from zero to 200% of their target opportunity, based on achievement of pre-established measures and goals. For 2017, the Committee selected the following equally weighted performance measures for the performance shares: return on sales, in order to maximize margins from revenues; earnings before taxes plus joint venture (JV) Income, to include an operating earnings measure that also captures JV earnings; and TSR relative to the S&P SmallCap 600 Index, to reward relative TSR performance. The Committee believed that these performance measures were aligned with the business strategy and stockholder interests, and also provided balance with STIP measures across the strategic business objectives of the Company.

For the 2017 grant of performance shares, the two financial measures, return on sales and earnings before taxes plus JV Income, were established to have three-year goals, which would be developed by aggregating one-year performance goals for each of the years in the performance period 2017 - 2019. This design was selected due to the desire to have multi-year accountability for performance results, while recognizing the challenges, at this time, of establishing traditional three-year goals in an uncertain environment. In February 2017, the Committee approved goals at threshold, intermediate, target, and maximum levels of performance for each of the measures for 2017. Goals for the measures in subsequent years of the performance period will be established within the first ninety days of each of the years, 2018 and 2019. At the end of the performance period 2017-2019 (i.e., in early 2020), goals and results will be aggregated and/or averaged as appropriate, for each of the two financial measures, to determine achievement and earning, if any, of shares. The Relative TSR measure of the performance shares is a three-year goal with vesting at the end of the 2017-2019 performance period, provided that a threshold level of performance for this measure is achieved. The following table illustrates performance periods for each of the measures for the 2017-2019 performance shares:

Measures	2017	2018	2019
• Return on Sales (ROS)	Three-year performance is assessed based on the
• Earnings Before Taxes plus Joint Venture (JV) Income	average (for the ROS measure) or sum (for the
earnings measure) of the annual goals set at the
start of each year, relative to three years’ of results
• Relative TSR	Three-calendar year Performance Period

The following target number of performance shares were awarded for each performance measure to the Named Executive Officers in 2017:

Target Number of 2017-2019 Performance Shares Awarded

	Financial Measures			Total Number
		Earnings		of
		Before Taxes	Relative	Performance
	Return on	plus JV	TSR	Shares @
Name	Sales	Income	Measure	Target
George S. Corona	23,297	23,297	23,297	69,891
Olivier G. Thirot	8,325	8,325	8,325	24,975
Teresa S. Carroll	9,317	9,317	9,316	27,950
Peter W. Quigley	9,317	9,317	9,316	27,950
Steven S. Armstrong	3,100	3,100	3,100	9,300

For achievement of threshold performance, 25% of target performance shares would be earned; for achievement of intermediate performance, 75% of target performance shares would be earned; for achievement of target performance, 100% of target performance shares would be earned; and for achievement of maximum performance or higher, 200% of target performance shares would be earned under the 2017 long-term incentive design. The threshold goals were set at levels for which the Committee believed it was appropriate to start earning incentives; Intermediate goals were set halfway between threshold and target levels of performance; target goals were set at budgeted levels, which the Committee considered were “challenging but achievable”; maximum goals were set at significant stretch levels for which the Committee believed the earning of two times target payout was warranted. Straight line interpolation occurs for achievement of performance between threshold and intermediate, intermediate and target, and between target and maximum.

45

Compensation Discussion and Analysis

Shares that are subject to the Relative TSR measure have a three-year performance period, 2017–2019. TSR combines share price appreciation plus the value of reinvested ex-date dividends and is expressed as a percentage. For the 2017 performance shares, TSR will be calculated based on the average adjusted closing stock price for the twenty consecutive trading days immediately prior to the beginning and end of the three-year measurement period, January 1, 2017 to December 31, 2019. Shares are earned based on the Company’s TSR at the end of the three-year performance period relative to that of the S&P SmallCap 600 Index. In order to encourage appreciation of the Company’s share price, the calculated award will be reduced by 50% if at the end of the performance period the Company’s TSR is negative, indicating it has declined over the three-year period.

Performance awards are granted in the form of Performance Share Units. Performance shares are not eligible for dividends or dividend equivalents. Any performance shares earned under any measure will vest in early 2020, following approval by the Committee.

In the event of a Senior Officer’s termination of employment due to death, disability, normal retirement, or termination not for cause, they will receive a prorated award of performance shares based on actual results achieved, if any. Normal retirement is defined as age 62 with at least five years of service. In order to be eligible for a prorated award due to termination by the Company not for cause, a Senior Officer must have been employed for at least one year after the date the grants were approved by the Committee. The prorated amount is based on the number of whole months in the performance period that were worked by the Senior Officer prior to termination divided by 36. In the case of termination not for cause in connection with a change in control, performance shares vest immediately at target amounts.

Restricted Stock

Restricted stock is considered by the Committee to be an effective vehicle to support the Company’s long-term compensation objectives:

•	Alignment with stockholder interests;

•	Facilitate retention through an extended pro rata vesting structure; and

•	Support meaningful stock ownership.

At its February 15, 2017 meeting, the Committee approved restricted stock grants for Senior Officers, including the Named Executive Officers, which vest ratably over four years, as detailed in the Summary Compensation Table and the Grants of Plan Based Awards Table. This grant of restricted shares represents 25% of each Senior Officer’s target long-term incentive grant. For 2017 grants of restricted stock to our Executive Officers, a performance hurdle of “Positive Net Income” was added to qualify awards for tax deductibility. Dividend equivalents are not paid to Executive Officers until the performance hurdle is achieved and shares vest. The Company believes that restricted stock is an important component of total compensation for our Named Executive Officers and the four-year, pro rata vesting feature supports the Company’s retention objective. Restricted stock awards are forfeited upon voluntary termination, normal retirement, and involuntary termination for cause or not for cause, unless termination not for cause is in connection with a change in control. In the case of termination not for cause in connection with a change in control, all restricted stock shares or units vest immediately. Restricted stock is prorated in the event of termination due to death or disability.

All of the Senior Officers’ 2017 long-term incentive awards were granted in a mix of 75% performance shares and 25% restricted stock and there were no other special grants.

Long-Term Incentive for 2015-2017 Performance Results

The first grant of performance shares under the redesigned long-term incentives was awarded in 2015. As outlined in the Company’s 2016 Proxy Statement, performance shares become earned based on two financial measures and a Relative TSR measure. As part of the transition to the new plan design, the two financial performance measures for the 2015 award, return on gross profit and gross profit for the OCG and PT businesses, were established with one-year performance goals for 2015. Upon achievement of at least a threshold level of performance for either measure, shares would be contingently earned but would require an additional two years of continued employment before vesting in early 2018. Performance results achieved for the awards that were based on 2015 financial measures were 169.27% of target for the return on gross profit measure and 61.04% of target for the gross profit for the OCG and PT businesses. The additional two years of vesting for the performance awards that were earned based on the two 2015 financial measures have now been satisfied. For performance awards based on the Relative TSR performance measure for the period 2015-2017, results were based on the Company’s stock price appreciation and dividend reinvestment over the three-year period as compared to the performance of the S&P SmallCap 600 Index for the same period. The beginning stock price was the average dividend-adjusted closing stock price for the twenty consecutive trading days ending December 31, 2014. The ending stock price was the average dividend-adjusted closing stock price for the twenty consecutive trading days ending December 29, 2017. The Company’s

46

Compensation Discussion and Analysis

2015-2017 TSR of 79% is 36.4% higher than the 2015-2017 TSR for the S&P SmallCap 600 Index, which was 42.6%, resulting in a payout of 200% of target. Award amounts earned are based on the level of achievement for each of the performance measures. These levels and final performance results for the 2015-2017 performance period are provided in the following chart:

	Performance Goals
Financial Performance Measures	Threshold 50%	Target 100%	Maximum 200%	Actual Results	Payout as % of Target
Return on Gross Profit	6.033%	6.733%	8.133%	7.703%	169.27%
Gross Profit $: OCG + PT	$363.799	$404.221	$485.066	$372.728	61.04%
Relative TSR	-15%	0%	+30%	+36.4%	200.00%

$ in millions

As a result of the above level of achievement for each of the performance measures of the 2015-2017 LTI, the Committee approved the vesting of the following number of earned performance shares for each Named Executive Officer:

	Financial Measure:		Financial Measure:
	Return on Gross Profit		Gross Profit $: OCG + PT		Relative TSR
	Payout as	169.27%	Payout as	61.04%	Payout as	200.00%
	% of Target:		% of Target:		% of Target:		Total # of
	Target # of	# of Shares	Target # of	# of Shares	Target # of	# of Shares	Shares
Name	Shares	Earned	Shares	Earned	Shares	Earned	Earned
George Corona	17,500	29,622	17,500	10,683	17,500	35,000	75,305
Olivier Thirot	5,000	8,464	5,000	3,052	5,000	10,000	21,516
Teresa Carroll	10,000	16,927	10,000	6,105	10,000	20,000	43,032
Peter Quigley	10,000	16,927	10,000	6,105	10,000	20,000	43,032
Steven Armstrong	5,000	8,464	5,000	3,052	5,000	10,000	21,516
Carl Camden	32,222	54,543	32,222	19,670	32,222	64,444	138,657

Note:

•	Mr. Camden’s performance shares have been prorated based on being normal retirement eligible at the time he left the Company in 2017

Retirement Benefits

Highly compensated employees in the U.S. are not eligible to participate in the Company’s qualified 401(k) plan. In order to provide a competitive total compensation package, the Company has established the Management Retirement Plan (the “MRP”). The MRP is a U.S. nonqualified defined contribution/deferred compensation plan available to all highly compensated employees, including the Named Executive Officers, as outlined by Section 414(q)(1)(B)(i) of the Code. Employees who are working in the U.S. while on an international assignment are not eligible to participate in the MRP. All participants in the MRP can elect to defer from 2% to 25% of their annual base earnings and 2% to 50% of their annual cash incentive earnings. Matching contributions by the Company equal 50% of the first 10% of base salary and annual cash incentives deferred by a participant. Other than the MRP, there are no other retirement income plans available to the Company’s highly compensated employees in the U.S. The MRP provides all participants, including the Named Executive Officers, with a tax gross-up of Medicare taxes incurred on contributions to the plan. The Medicare tax gross-up provides for parity with other employees who are eligible to participate in the Company’s tax-qualified 401(k) plan and therefore do not pay Medicare tax on Company contributions.

Mr. Thirot’s Retirement Benefits

As a result of his move from Swiss payroll and benefits to U.S. payroll and benefits effective January 1, 2017, Mr. Thirot is now a participant in the MRP. He retains a Swiss retirement benefit from his employment in Switzerland that includes contributions that he made to the fund, as well as company contributions that were made to the fund on his behalf. Company contributions to Mr. Thirot’s Swiss retirement account stopped at the end of 2016 and no company contributions were made to his Swiss retirement account in 2017.

47

Compensation Discussion and Analysis

Health and Welfare Benefits

The health and welfare plans, including Company-provided life insurance, provided to the Named Executive Officers are the same plans available to all regular staff employees.

Mr. Thirot’s Health and Welfare Benefits

Mr. Thirot pays employee premiums for health care coverage for himself and his dependents under an international plan established for employees who are on or have recently been on international assignments. Mr. Thirot and his dependents are no longer eligible for Swiss health and welfare benefits. He became a participant in the U.S. life insurance program for 2017.

Perquisites

A modest level of perquisites is available to Named Executive Officers:

Perquisite	Benefit	Usage in 2017
Company Aircraft	To facilitate conducting the Company’s business and provide a competitive advantage, a private aircraft service is available. Senior Officers may utilize the aircraft service for business purposes. On rare occasions, an executive may use the aircraft service for personal non-business purposes.	No personal use of private aircraft by Named Executive Officers in 2017.

Executive Physical	To ensure Senior Officers monitor their health and general well-being, an annual physical examination is provided at the Company’s expense. Senior Officers also have the ability to use their own physician to perform the required tests and evaluations, in lieu of using the selected facilities. For those Senior Officers, expenses were processed through their employee health care coverage and not through the executive physical program.	No Named Executive Officers utilized the executive physical program in 2017.

Vacation Facility	Two Company-owned condominiums are available on a limited basis to employees at the Vice President level and above.	Two Named Executive Officers used the vacation facility in 2017.

The aggregate amount of perquisites provided in 2017 for each of the Named Executive Officers, with the exception of Mr. Thirot, was less than $10,000 and therefore only Mr. Thirot’s usage is reported in the Summary Compensation Table.

Mr. Thirot’s International Assignment

In light of his transition to being a U.S.-based employee, the initial international assignment benefits provided to Mr. Thirot were reduced for 2016, and then were eliminated when he moved to U.S. payroll and benefits at the beginning of 2017. The Company continues to provide tax support to Mr. Thirot as it relates to carryover costs related to his assignment and these amounts are included in the “All Other Compensation” column of the Summary Compensation Table and are explained in detail in the footnotes of that table.

Senior Executive Severance Plan

To encourage the retention of certain key executives of the Company and thereby promote the stability and continuity of management, the Senior Executive Severance Plan (“Severance Plan”) was established by the Company and approved by the Committee effective March 31, 2017. Participation in the plan is limited to certain Executive Officers, namely Messrs. Corona, Thirot and Quigley, and Ms. Carroll. The Severance Plan provides severance benefits in the event a participant’s employment is terminated under certain circumstances as explained and illustrated in Potential Payments Upon Termination. The Company’s EIP provides for the immediate vesting of restricted stock and performance awards upon a qualified termination in connection with a change in control and is also explained in Potential Payments Upon Termination.

Under the terms of the Severance Plan covering the eligible Named Executive Officers, each would be entitled to severance payments and benefits in the event that he or she experiences a “qualifying termination” (i.e., any termination of the participant by the Company other than for cause, disability or death: or for good reason by a participant in connection with a change in control as is defined in the Severance Plan). A change in control will not automatically entitle an eligible Named Executive Officer to severance benefits or equity acceleration; instead, the executive must also lose his or her job, or suffer a significant adverse change to employment terms or conditions in order to be eligible for benefits under the Severance Plan. In the event of a termination for any reason, eligible Named Executive Officers would be entitled to any earned compensation owed but not yet paid as of the date of termination. Eligible Named Executive Officers would also be entitled to payment of vested benefits, if any. Details of the Severance Plan are provided in the Potential Payments Upon Termination section of this Proxy Statement.

48

Compensation Discussion and Analysis

General Severance Plan

The General Severance Plan was amended and restated effective March 27, 2017 to include the Senior Officers not covered by the Senior Executive Severance Plan. The General Severance Plan is designed to provide severance benefits in the event of an involuntary termination of employment as a result of general separation of employment or general reduction in force, as provided for under the plan. Mr. Armstrong is covered by the General Severance Plan and benefits under this plan are explained and illustrated in Potential Payments Upon Termination.

Governance of Executive Compensation Programs

Annual Say on Pay Vote

The frequency of the Company’s Say on Pay vote is annual and, as such, the Committee considers the shareholder advisory vote on executive compensation as disclosed in the Company’s proxy statement each year. In 2017, 98.7% of the shares represented at the meeting approved the Say on Pay proposal. The Committee considered this result as a factor in its decision to maintain the general design of the Company’s compensation programs.

Executive Stock Ownership and Retention Requirements

The Committee seeks to encourage meaningful stock ownership by the Company’s executives so as to align their interests more closely with stockholders’ interests. The Committee periodically reviews the Executive Stock Ownership Requirements to ensure the design is consistent with market practice. In consideration of the Company’s LTI design that provides Senior Officers with the opportunity to earn a greater number of shares through the addition of performance share awards and to ensure guidelines are in line with current market practice and those of our peers, the Committee approved the current executive stock ownership and retention requirements. The requirements are expressed as a multiple of base salary for each level of Senior Officer and more closely reflect current market practices, as determined by research performed by the Consultant.

2017 Minimum Stock Ownership Requirements
Multiple of Base Salary
CEO	CFO and EVP	Other Senior Officers
6x	3x	1.5x

Under the ownership requirements, Senior Officers are required to hold all (100%) of the after-tax shares acquired upon equity award vesting until compliance with the requirements is achieved. Shares counted toward achievement of ownership requirements include: directly owned shares (including those held in retirement plans), shares held by family or trusts, and 60% of unvested restricted stock awards, restricted stock units, and earned unvested performance shares. Although there is not a fixed compliance period, it is expected that new Senior Officers will likely reach the guidelines within five years from their start date. The Committee reviews each executive’s progress towards and compliance with the share ownership requirements on an annual basis. If the required level of ownership is not achieved within a reasonable period of time or an executive falls out of compliance with the requirements, the Committee can eliminate or adjust the amount of any future equity awards. Stock ownership levels must be maintained as long as the executive is employed by the Company as a Senior Officer and is subject to the terms of the Executive Stock Ownership Requirements.

As of March 19, 2018, all Named Executive Officers were in compliance with their stock ownership requirement, other than two who had been in compliance until their requirements substantially increased as a result of being promoted during 2017.

Incentive Compensation Recovery (“Clawback”) Policy

The Company’s Clawback policy applies to awards granted under STIP and EIP on or after January 1, 2011 to officers of the Company who are subject to Section 16 of the Securities Exchange Act of 1934. These officers are required to repay or forfeit, to the fullest extent permitted by law and as directed by the Committee, any performance-based annual or long-term incentive compensation, based on the achievement of financial results that were subsequently restated due to the Company’s material non-compliance with the financial disclosure requirements of the federal securities laws, provided the amount of incentive compensation that would have been received or earned would have been lower had the financial results been properly reported. If necessary, we plan to modify our policy to comply with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, when the SEC or Nasdaq implements rules and regulations. The Clawback policy was included as part of the Company’s updated Insider Trading Policy and Section 16 Compliance Procedures in 2017.

49

Compensation Discussion and Analysis

Hedging and Pledging of Shares

The Company’s Insider Trading Policy and Section 16 Compliance Procedures strictly prohibit the Company’s Directors and all employees, including the Executive Officers, from engaging in hedging, monetization, or other derivatives or speculative transactions in securities of the Company. This includes short sales, failing to deliver Company securities sold, put or call options, equity swaps, collars, forward sale contracts, exchange funds, holding Company securities in a margin account, or pledging Company securities as collateral for a loan. The EIP does not allow the pledging, sale, assignment or transfer of shares in any manner, except if the Committee determines that a transfer will not violate any requirements of the SEC or IRS. The Committee may permit an inter vivos transfer by gift to, or for the benefit of, a family member of the grantee.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Prior to 2018, Section 162(m) of the Code placed a limit of $1 million on the amount of nonperformance-based compensation that could be deducted for tax purposes for the CEO and the other three highest paid executives (excluding the CFO) listed in the Summary Compensation Table. The Company’s compensation programs were generally designed to qualify for the performance-based exception to this limit. Beginning in 2018, effective with the Tax Cuts and Jobs Act (‘the Act”) that was enacted in December 2017, the corporate tax deduction previously available for performance-based compensation above $1 million for Named Executive Officers has been eliminated. This means that pay to each Named Executive Officer in excess of $1 million will no longer be tax deductible. Transitional relief is available under the new tax rules where a written, binding contract was in effect on November 2, 2017 and is not materially modified after that date. We will continue to comply with the requirements of Section 162(m) to the extent to which our outstanding LTI awards are determined to be tax deductible under the transitional relief. Now that the performance-based exception is no longer available, the Company will no longer include reference to Section 162(m) related limitations or provisions or stockholder approval for this purpose. However, management and the Committee have decided to retain as good governance, certain practices that had been in place previously for Section 162(m) purposes. These practices include: specification of guidelines for the adjustment of special items, establishing performance goals within the first ninety days of a performance period, and requiring the Committee’s certification of results prior to the payout of any award.

Compensation Committee Report

Prior to and at the Board of Directors meeting held on March 20, 2018, the Compensation Committee members reviewed and discussed the Compensation Discussion and Analysis presented in this Proxy Statement. Based on its review and subsequent discussions with management, the Committee and Board approved the Compensation Discussion and Analysis and directed management to include it in this Proxy Statement.

This report is submitted by the Compensation Committee of the Board of Directors.

ROBERT S. CUBBIN, CHAIR
JANE E. DUTTON
TERRENCE B. LARKIN
LESLIE A. MURPHY, VICE CHAIR
DONALD R. PARFET

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2017 Executive Compensation Tables

Summary Compensation Table 2017

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards (2)(3)(4) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(5) ($)	Total ($)
George S. Corona President and Chief Executive Officer	2017 2016 2015	875,852 655,000 655,000	— — —	1,893,664 995,138 1,159,900	— — —	1,051,064 — 697,968	— — —	38,438 58,260 55,697	3,859,019 1,708,397 2,568,565
Olivier G. Thirot Senior Vice President and Chief Financial Officer	2017 2016 2015	533,500 515,000 481,032	— —	701,381 568,650 331,400	— —	400,045 — 342,722	— —	45,867 729,947 291,355	1,680,793 1,813,597 1,446,509
Teresa S. Carroll EVP and President of Global Talent Solutions and General Manager - Global Solutions, Marketing, and HR	2017 2016 2015	548,011 500,000 482,227	— —	784,666 568,650 662,800	— —	437,723 104,125 228,220	— —	35,542 39,439 35,174	1,805,942 1,212,214 1,408,421 —
Peter W. Quigley EVP and President of Global Staffing and General Manager - Global IT, Global Service, and Global Business Solutions	2017 2016 2015	548,011 500,000 482,227	— —	784,666 568,650 662,800	— —	416,443 — 392,921	— —	30,077 48,032 41,672	1,779,197 1,116,682 1,579,621
Steven S. Armstrong Senior Vice President and General Manager - US Operations	2017	332,000	—	261,175		129,468	—	18,309	740,952
Carl T. Camden Former President and Chief Executive Officer	2017 2016 2015	398,252 1,000,000 1,000,000	— — —	2,093,613 2,274,600 2,651,200	— — —	— — 1,539,200	— — —	22,949 102,614 98,112	2,514,813 3,377,214 5,288,512

(1)	Represents 2015, 2016, and 2017 actual base salary earnings. 2017 amount for Mr. Camden also includes a lump sum payout for all unused vacation upon his termination from the company.
(2)	Grant date fair value is determined by multiplying the number of shares granted by the Market Value (MV) on the grant date. MV is determined by the closing price on the date of grant. The MV for the Restricted Stock Units granted to all named officers on February 15, 2017 is $21.95, on February 17, 2016 is $16.44, and on February 11, 2015 is $17.65. The target Performance Share awards that are based on financial measures are valued using the closing stock price on the date of grant, discounted because these shares are not eligible for dividends. The resulting value for the 2017 grant on February 15, 2017 is $21.07, the 2016 grant on February 17, 2016 is $15.85, and the 2015 grant on May 6, 2015 is $16.31. The target Performance Share awards that are based on the Relative TSR measure are valued using a Monte Carlo valuation method, based on the MV at the date of grant. The value for the 2017 grant on February 15, 2017 is $20.16, the 2016 grant on February 17, 2016 is $19.73, and the 2015 grant on May 6, 2015 is $16.01. The MV for the May 10, 2017 grants of Restricted Stock Units to Messrs. Corona and Quigley, as well as Ms. Carroll, is $21.93. The MV for the Performance Shares granted on May 10, 2017 to Messrs. Corona and Quigley, as well as Ms. Carroll, is $21.05 for shares based on financial measures, and $20.14 for the shares based on the Relative TSR measure. Please reference the Company’s 2017 10-K filing for details of the assumptions used in the Monte Carlo valuation.
(3)	The maximum number of shares and award value for Performance Share awards for the 2017-2019 performance period is 200% of target shares granted. The table below shows the maximum number of shares and value for Performance Share awards based on achievement of financial measures using the values of $21.07 for shares granted February 15, 2017 and $21.05 for shares granted May 10, 2017, and for Performance Share awards based on achievement of the Relative TSR measure using the values of $20.16 for shares granted February 15, 2017 and $20.14 for shares granted May 10, 2017, as explained in the previous footnote.

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2017 Executive Compensation Tables

Name	Maximum Number of Performance Shares	Maximum Value of Performance Shares
George S. Corona	139,782	$2,901,316
Olivier G. Thirot	49,950	$1,037,295
Teresa S. Carroll	55,900	$1,160,484
Peter W. Quigley	55,900	$1,160,484
Steven S. Armstrong	18,600	$386,260
Carl T. Camden	149,100	$3,096,310

(4)	Stock Awards granted to Mr. Camden include the market values of both restricted shares and performance shares. Mr. Camden forfeited all unvested restricted shares upon his retirement, however, he is eligible to receive prorated performance shares, if they become earned, as he was “Normal Retirement eligible” under the terms of the EIP for the outstanding 2015, 2016 and 2017 grants.

Name	Group Term Life Premiums	Company Matching MRP Contributions	MRP Medicare Gross-ups	Use of Vacation Property	International Assignment Carryover Cost	Total All Other Compensation
George S. Corona	$1,808	$35,034	$1,596	—	—	$38,438
Olivier G. Thirot	$1,472	$26,675	$1,259	$506	$15,955	$45,867
Teresa S. Carroll	$1,380	$32,607	$1,555	—	—	$35,542
Peter W. Quigley	$1,380	$27,401	$1,296	—	—	$30,077
Steven S. Armstrong	$916	$16,600	$793	—	—	$18,309
Carl T. Camden	$2,070	$19,913	$966	—	—	$22,949

(5)	Amounts for named executive officers include premiums paid for life insurance, company matching contributions to the Management Retirement Plan (MRP), and Medicare tax gross-ups on those MRP contributions. (See table above.) The MRP is a non-qualified defined contribution deferred compensation plan available to all highly compensated employees, including the named executive officers. No highly compensated employees as outlined by Section 414(q)(1)(B)(i) of the Internal Revenue Code, including the Named Executive Officers, are eligible to participate in the Company’s tax-qualified retirement plan. Company contributions to the MRP include the Company match on participant deferrals as explained in the Retirement Plan section of this document. The amount reported for Mr. Thirot includes the following 2017 carryover costs associated with his international assignment from Switzerland to the U.S. during 2014 to 2016: tax preparation fee of $14,501, professional services of $15,042, visa support expense of $6,216, tax recoveries (for 2016) of U.S. federal and Michigan state taxes made by the Company on Mr. Thirot’s behalf under the Company’s tax equalization policy totaling $19,804. The total value of perquisites provided to each Named Executive Officer (other than Mr. Thirot) in 2017 was less than $10,000 and, in accordance with reporting regulations, were not required to be included in this table. Amounts reported in this column for 2016 and 2015 have been restated to remove dividends and dividend equivalents earned on outstanding RSA and RSU awards, as dividends are included in the grant date fair value of the award.

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2017 Executive Compensation Tables

Grants of Plan-Based Awards 2017(1)

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (3)			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option
Name	Grant Date (2)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (5) (#)	Awards (6) ($)
George S. Corona	STIP	262,819	1,051,275	2,102,549
	2/15/2017				8,156	32,625	65,250		677,513
	2/15/2017					10,875			238,706
	5/10/2017				9,317	37,266	74,532		773,145
	5/10/2017					9,316			204,300
Olivier G. Thirot	STIP	100,031	400,125	800,250
	2/15/2017				6,244	24,975	49,950		518,648
	2/15/2017					8,325			182,734
Teresa S. Carroll	STIP	116,296	440,810	881,619
	2/15/2017				4,650	18,600	37,200		386,260
	2/15/2017					6,200			136,090
	5/10/2017				2,338	9,350	18,700		193,982
	5/10/2017					3,116			68,334
Peter W. Quigley	STIP	102,099	440,810	881,619
	2/15/2017				4,650	18,600	37,200		386,260
	2/15/2017					6,200			136,090
	5/10/2017				2,338	9,350	18,700		193,982
	5/10/2017					3,116			68,334
Steven S. Armstrong	STIP	42,828	199,200	398,400
	2/15/2017				2,325	9,300	18,600		193,130
	2/15/2017					3,100			68,045
Carl T. Camden	STIP	325,000	1,300,000	2,600,000
	2/15/2017				18,638	74,550	149,100		1,548,155
	2/15/2017					24,850			545,458

(1)	The Company has not granted stock options since 2004, including 2017. Accordingly, this column has been eliminated from the table.
(2)	Long-term incentive grants to named executive officers, consisting of Restricted Share Units and Performance Shares, were approved by the Committee at its February 15, 2017 meeting. Additional grants were provided to Messrs. Corona and Quigley and Ms. Carroll effective with their promotions on May 10, 2017.
(3)	Payout for threshold performance under the STIP for Messrs. Corona and Thirot was 25% of each named executive officer’s target payout amount, as payouts were based 100% on corporate measures and goals. In addition to corporate measures, business unit measures are included in the STIP goals for Ms. Carroll and Messrs. Quigley and Armstrong, which have payouts for threshold performance ranging from 20% to 50% of each named executive officer’s target payout amount. The weighted average payout for all performance measures at a threshold level of performance is equal to approximately 26.4% of the target payout amount for Ms. Carroll, 23.2% of the target payout amount for Mr. Quigley, and 21.5% of the target payout amount for Mr. Armstrong. For the corporate measures, achievement between threshold and intermediate, intermediate and target, and target and maximum levels is interpolated on a straight-line basis. For Ms. Carroll’s and Messrs. Quigley and Armstrong’s business unit measures, there is no straight-line interpolation between payout levels of the payout schedule. The required level of performance for each payout level must be achieved in order to earn the corresponding payout amount. STIP maximum payout is 200% of target with an individual maximum payout of no more than $3,000,000 as required under the terms of the amended and restated STIP, effective February 12, 2015.
(4)	Performance Shares granted in 2017 are earned based upon achievement of two financial measures and a Relative TSR measure. These three measures are equally weighted. Achievement of a threshold level of performance on any measure results in 25% of the target shares being earned. Achievement of an intermediate level of performance (halfway between threshold and target) results in 75% of the target shares being earned. Achievement of the maximum level of performance on any measure results in 200% of the target shares being earned by the named executive officer. Achievement between these levels is interpolated on a straight-line basis. Restricted Share Units, with a one-year performance hurdle, were granted to each of the Named Executive Officers in 2017. Achievement of the one-year performance hurdle will trigger the awards to vest ratably on each of the first four anniversaries of the date of grant (25% per year). If the one-year performance hurdle is not achieved, all shares will be forfeited. The performance hurdle was achieved for 2017.
(5)	There were no Restricted Share awards granted to the Named Executive Officers during the 2017 plan year.

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2017 Executive Compensation Tables

(6)	Grant date fair value is determined by multiplying the target number of shares granted by the MV on the grant date. MV is determined by the closing price on the date of grant. The MV for the Restricted Share Units granted to all named officers on February 15, 2017 is $21.95. The target Performance Share awards that are based on financial measures are valued using the closing stock price on the date of grant, discounted because these shares are not eligible for dividends. The resulting value for the 2017 grant on February 15, 2017 is $21.07. The target Performance Share awards that are based on the Relative TSR measure are valued using a Monte Carlo valuation method, effective the date of grant. The value for the 2017 grant of Performance Shares based on the Relative TSR measure on February 15, 2017 is $20.16. The MV for the Restricted Share Units granted on May 10, 2017 to Messrs. Corona and Quigley, as well as Ms. Carroll, is $21.93. The MV for the Performance Shares granted on May 10, 2017 to Messrs. Corona and Quigley, as well as Ms. Carroll, is $21.05 for shares based on financial measures, and $20.14 for the shares based on the Relative TSR measure.

Outstanding Equity Awards at Fiscal Year End 2017(1)

Stock Awards
Name	Grant Year	Number of Shares or Units of Stock That Have Not Vested(2)(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
George S. Corona	2017 2016 2015 2014	20,191 11,157 84,055 12,500	550,609 304,251 2,292,180 340,875	116,485 61,360	3,176,546 1,673,287
Olivier G. Thirot	2017 2016 2015 2014	8,325 6,375 24,016 4,250	227,023 173,846 654,916 115,898	41,625 35,063	1,135,114 956,168
Teresa S. Carroll	2017 2016 2015 2014	9,316 6,375 48,032 3,750	254,047 173,846 1,309,833 102,263	46,583 35,063	1,270,318 956,168
Peter W. Quigley	2017 2016 2015 2014	9,316 6,375 48,032 3,750	254,047 173,846 1,309,833 102,263	46,583 35,063	1,270,318 956,168
Steven S. Armtrong	2017 2016 2015 2014	3,100 3,188 24,016 3,000	84,537 86,937 654,916 81,810	15,500 17,532	422,685 478,098
Carl T. Camden	2017 2016 2015 2014	— — 138,657 —	— — 3,781,176 —	17,255 66,226	470,544 1,805,983

(1)	The Company did not grant stock options during the 2017 fiscal year. All previously outstanding granted stock options for the Named Executive Officers expired during the 2014 fiscal year. As a result, there are no outstanding options to report and, accordingly, these columns have been eliminated from the table.
(2)	All outstanding restricted stock awards/unit grants vest ratably over 4 years. The number of outstanding shares has been determined as of December 31, 2017.

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2017 Executive Compensation Tables

(3)	2015 total includes performance shares earned based upon the 2015 level of achievement for both financial measures, and performance shares earned based upon the 2015-2017 level of achievement for the Relative TSR measure. 2017 total includes restricted stock units granted with a performance hurdle for 2017 that was achieved.
(4)	The market value is determined based on the closing market price of our common shares on the last trading day of the 2017 fiscal year, December 29, 2017 ($27.27).
(5)	Performance shares granted in 2016 and 2017 are earned based upon achievement of selected financial measures and a Relative TSR measure over a three-year period. If the minimum or threshold performance is not attained, the performance shares will be forfeited. In accordance with SEC reporting requirements, the total shares shown in this table for the 2016 grant reflect threshold performance for one of the four measures that were selected for that grant, target performance for one of the four measures and maximum performance for two of the four measures. The total shares shown for the 2017 grant reflect target performance for one measure and maximum performance for two measures. Performance will not be known until early 2019 for the 2016 grant, and early 2020 for the 2017 grant. If the Company does not attain the cumulative results assumed for this disclosure over the three-year period, the number of shares received by the Named Executive Officers upon settlement will be reduced.

Option Exercises and Stock Vested 2017

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
George S. Corona	—	—	33,093	804,034
Olivier G. Thirot	—	—	7,950	185,166
Teresa S. Carroll	—	—	12,125	289,204
Peter W. Quigley	—	—	13,375	318,454
Steven S. Armstrong	—	—	8,312	201,043
Carl T. Camden	—	—	18,500	404,115

(1)	Value Realized on Vesting is calculated by multiplying the shares vested times the stock closing price on the day of vesting.

Nonqualified Deferred Compensation 2017

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last Fiscal Year End(5) ($)
George S. Corona	70,068	35,034	31,266	—	1,910,972
Olivier G. Thirot	53,350	26,675	5,124	—	85,089
Teresa S. Carroll	65,213	32,607	225,678	(20,673)	1,685,411
Peter W. Quigley	54,801	27,401	167,487	—	1,288,107
Steven S. Armstrong	36,520	16,600	367,349	—	2,306,242
Carl T. Camden	39,825	19,913	387,233	(5,158,289)	—

(1)	Executives may defer a percentage of their base salary (up to 25%) and annual incentive earnings (up to 50%) for retirement. These amounts, as applicable, are reported as a part of the salary or incentive earnings found in the Summary Compensation Table.
(2)	Registrant Contributions in Last Fiscal Year above represent Company matching contributions (50% of the first 10% of salary and annual incentive deferrals), and they are also reported as All Other Compensation in the Summary Compensation Table. All Named Executive Officers have met the three-year vesting requirement for the Company match.
(3)	Represents actual earnings from the investment of the prior year aggregate balance plus the earnings on current year executive and Company contributions. The aggregate earnings are based on investment options that are also offered to employees who participate in the Company’s tax-qualified 401(k) plan. As these earnings are not “above market” interest payments or preferential earnings, they are not included in the Summary Compensation Table.

55

2017 Executive Compensation Tables

(4)	Participants may elect to receive distributions after separation from service, the later of a specified age and separation of service or a scheduled in-service distribution. Amounts may be paid as a lump sum, monthly installments for up to 20 years, or a combination of the two as elected by the participant. Ms. Carroll received a scheduled in-service distribution from her account in 2017. Mr. Camden received a lump sum distribution of his account balance following his separation from employment.
(5)	Amounts reported in this column include the following amounts that have been reported in the Summary Compensation Table for fiscal years 2006-2017: George S. Corona ($1,196,939); Named in the proxies for fiscal years 2013—2017: Peter W. Quigley ($514,419); Named in the proxies for fiscal years 2015-2017: Olivier G. Thirot ($80,025) and Teresa S. Carroll ($470,531); Named in the proxy for fiscal year 2017: Steven S. Armstrong ($53,120).

Potential Payments Upon Termination 2017

Summary of Potential Payments

This section describes the potential additional payments and benefits under our compensation and benefit plans and arrangements to which the Named Executive Officers would be entitled upon termination of employment under certain circumstances. Named Executive Officers would also be entitled to vested benefits and generally available benefits under our various plans and arrangements, as discussed after the Potential Payments Upon Termination table. The Company does not maintain employment agreements with our Named Executive Officers. The table following the narrative discussion summarizes the amounts payable upon termination under certain circumstances to our Named Executive Officers, assuming that the executive’s employment terminated on December 31, 2017, the last day of our fiscal year.

Senior Executive Severance Plan

The Company implemented the Senior Executive Severance Plan (“Severance Plan”) for a limited number of Executive Officers in March 2017. Messrs. Corona, Thirot and Quigley, and Ms. Carroll are the only participants in the plan. Described below and illustrated in the table, Potential Payouts Upon Termination, are the different elements payable under the Severance Plan if a Named Executive Officer who is a party to the Severance Plan would experience a qualifying termination. All continuation amounts would be paid over the salary continuation period in compliance with Section 409A of the Code. Mr. Armstrong participates in the General Severance Plan as outlined in the next section.

If one of the eligible Named Executive Officers were to have experienced a qualifying termination under the Severance Plan in 2017, the Named Executive Officer would have been entitled to severance benefits based on the type of qualified termination and whether they were a Tier 1 or a Tier 2 participant. Mr. Corona is the only Tier 1 participant in the Severance Plan. Messrs. Thirot and Quigley, and Ms. Carroll are Tier 2 participants in the Severance Plan. A “qualified termination” is any termination of a participant’s employment: by the Company other than for cause, disability or death; or for “good reason” by a participant in connection with a change in control.

For a qualified termination that occurs not in connection with a change in control, a Tier 1 participant would receive severance payments in the form of base salary continuation for a period of twenty-four months, and a Tier 2 participant would receive severance payments in the form of base salary continuation for a period of eighteen months. In addition, Tier 1 and Tier 2 participants would receive a prorated portion of their annual incentive compensation for the fiscal year in which the termination occurred, based on the actual performance results for the year. The pro rata annual incentive payout will be determined based on the number of calendar days the eligible Named Executive Officer was actually employed during such plan year. Prorated annual incentive awards are paid at the same time that incentive compensation for the same year are paid to the other Senior Officers of the Company, following certification by the Committee that applicable performance goals have been attained. Salary continuation amounts would be paid by the Company in installments over the severance period and in accordance with the Company’s standard payroll practice, subject to the requirements of Section 409A.

For a qualified termination that occurs in connection with a change in control, a Tier 1 participant would receive a single lump sum severance payment equal to two (2) times the sum of the participant’s annual base salary and target annual incentive compensation. A Tier 2 participant would receive a single lump sum severance payment equal to one and one-half (1.5) times the sum of the participant’s annual base salary and target annual incentive compensation. In addition, Tier 1 and Tier 2 participants would receive a prorated portion of their annual incentive compensation. If the qualifying termination occurred in the same year as the change in control, a prorated portion of the participant’s annual incentive compensation is paid based on achievement of a target level of performance. If the qualifying termination occurred in the two years following a change in control, a prorated portion of the participant’s annual incentive compensation is paid based on the actual performance results achieved for the year. Any pro rata annual incentive payout will be determined based on the number of calendar days the eligible Named Executive Officer was actually employed during such plan year. Prorated annual incentive awards are paid in a lump sum at the same time that incentive compensation for the same year are paid to the other Senior Officers of the Company, following certification by the Committee that applicable performance goals have been attained.

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2017 Executive Compensation Tables

Subject to the participant’s timely election of continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company would provide comparable medical (including prescription drug), dental, vision, and hospitalization benefits to the eligible Named Executive Officer and his or her eligible dependents for the severance period, provided the Named Executive Officer continues to pay the applicable employee rate for such coverage and the Named Executive Officer remains eligible for COBRA coverage. The severance period for a Tier 1 participant is 24 months and for a Tier 2 participant is 18 months.

The eligible Named Executive Officer will be entitled to receive reimbursement for professional outplacement services actually incurred during the initial 12-month period following termination, not to exceed $10,000.

The eligible Named Executive Officers, as a condition to receiving payments under the Severance Plan, are required to agree not to directly or indirectly, individually or in any capacity or relationship, engage in any business or employment, or aid or endeavor to assist any business or legal entity, that is in direct competition with the business of the Company for the 12 months following termination.

During the 12 months following termination, the eligible Named Executive Officers must also agree to not induce any employee of the Company to terminate employment with the Company, nor knowingly offer employment to any person who is or who was employed by the Company unless such person has ceased to be employed by the Company for a period of at least six months.

Named Executive Officers covered under the Severance Plan may not disparage, slander, or injure the business reputation or goodwill of the Company.

Named Executive Officers must maintain as secret and confidential all protected information such as trade secrets, confidential and proprietary business information of the Company, and any other information of the Company, including but not limited to customer lists, sources of supply, processes, plans, materials, pricing information, internal memoranda, marketing plans, internal policies, and products and services which may be developed from time to time by the Company and its agents or employees, including the Named Executive Officer.

Noncompliance with any of the above may result in the loss of severance benefits.

General Severance Plan

The General Severance Plan was amended and restated effective March 27, 2017 to include the Senior Officers who are not covered by the Senior Executive Severance Plan. Mr. Armstrong is the only Named Executive Officer in 2017 who participates in this plan. Described below and illustrated in the table, Potential Payouts Upon Termination, are the different elements payable under the General Severance Plan if Mr. Armstrong would experience an involuntary termination of employment. All continuation amounts would be paid over the salary continuation period in compliance with Section 409A.

If Mr. Armstrong were to have experienced an “involuntary termination of employment” under the General Severance Plan in 2017, he would have been entitled to severance benefits. “Involuntary termination of employment” is defined in the General Severance Plan as the termination of employment of an eligible employee by the employer, other than: for cause; as a result of his or her failure to accept such additional or revised responsibilities as communicated by the employer; by reason of the sale of his employer or any portion of the employer’s assets (whether by asset or stock sale), provided he or she continues employment with the purchaser thereof; or a voluntary termination of employment of any kind.

For an involuntary termination, an eligible employee would receive severance payments in the form of base salary continuation for a period of weeks that is determined based on his or her job title/level and years of service. Mr. Armstrong would have been eligible for 48 weeks of severance as of December 31, 2017. Salary continuation amounts would be paid by the Company in installments and in accordance with the Company’s standard payroll practice, subject to the requirements of Section 409A.

Subject to the eligible employee’s timely election of continued coverage under COBRA and the Company’s receipt of the signed severance agreement, the Company would provide comparable medical (including prescription drug), dental, vision, and hospitalization benefits to the eligible Named Executive Officer and his or her eligible dependents for a period of time that is determined based on the number of weeks of severance that the employee is eligible for. The Company pays the full cost of COBRA during the severance period. Following completion of the severance period, the employee is responsible for the full cost of maintaining COBRA benefits. Based on the number of weeks of severance that Mr. Armstrong would have been eligible for, he would have received 12 months of company-paid COBRA premiums.

The eligible Named Executive Officer will be entitled to receive reimbursement for professional outplacement services actually incurred during the initial 6-month period following termination, not to exceed $7,500.

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2017 Executive Compensation Tables

Severance benefits under the General Severance Plan are conditioned upon the terms of the severance agreement that include: non-competition; non-solicitation of employees or customers; maintaining confidentiality of information and trade secrets of the Company and all affiliates; and non-disparagement of the Company and all officers and employees.

Treatment of Long-Term Incentive Awards

Each equity-based award is conditioned upon the grantee’s acceptance of the terms of the EIP and the grant agreement, which includes restrictive covenants such as post-employment conditions not to solicit the Company’s employees or customers and not to compete against the Company for twelve months following any termination of employment, and indefinite covenants covering non-disparagement and confidentiality terms. Each of our Named Executive Officer’s performance-based equity awards is subject to the Company’s Clawback Policy, which was described earlier in this document. Provisions for the treatment of long-term incentive awards upon various termination scenarios are outlined in the table below.

Termination	Restricted Stock/Units (Time Vesting)	Performance Shares (Performance and Time Vesting)
Termination not for Cause in connection with a Change-in-Control	Immediate Vesting	Immediate Vesting at Target

Other Termination not for Cause	Forfeit	Prorated based on actual results (as determined at the end of the cycle), subject to employment for at least one year after the date grant was approved

Termination for Good Reason in connection with a Change-in-Control	Forfeit	Forfeit

Termination for Cause	Forfeit	Forfeit

Voluntarily Quit	Forfeit	Forfeit

Retirement	Forfeit	Prorated based on actual results (as determined at the end of the cycle) for “Normal Retirement” defined as age 62 with 5 years of service

Death or Disability	Prorated	Prorated based on actual results

Based on the terms of the severance plans and treatment of LTI awards for each upon termination of employment as outlined above, the table below illustrates the amounts that each Named Executive Officer would receive in each of the potential termination scenarios.

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2017 Executive Compensation Tables

Event and Amounts	George S. Corona ($)	Olivier G. Thirot ($)	Teresa S. Carroll ($)	Peter W. Quigley ($)	Steven S. Armstrong ($)
Involuntary Termination (For Cause)
No other payments due
Voluntary Termination
No other payments due
Death or Disability
Performance Shares (Equity-Based)(1)	3,500,171	1,277,350	1,891,129	1,891,129	903,069
Restricted Shares (2)	380,880	159,148	185,326	185,326	93,400
Total	3,881,051	1,436,498	2,076,455	2,076,455	996,469
Normal Retirement (Age 62 and 5 Years of Service) (3)
No other payments due	n/a	n/a	n/a	n/a	n/a
Involuntary Termination (Not For Cause)
Cash Severance (4)	2,000,000	800,250	862,500	862,500	306,462
Pro-Rated Annual Incentive (5)	1,051,064	400,045	437,723	416,443	—
Performance Shares (Equity-Based)(1)	2,864,862	1,050,327	1,637,064	1,637,064	818,532
Restricted Shares (2)	—	—	—	—	—
Benefits Continuation (6)	24,772	21,743	21,539	18,284	23,244
Outplacement Services (7)	10,000	10,000	10,000	10,000	7,500
Total	5,950,698	2,282,365	2,968,826	2,944,291	1,155,737
Termination in Connection with a Change-in-Control - For Good Reason
Cash Severance (4)	4,600,000	1,400,438	1,595,625	1,595,625	—
Pro-Rated Annual Incentive (5)	1,300,000	400,125	488,750	488,750	—
Performance Shares (Equity-Based)(1)	—	—	—	—	—
Restricted Shares (2)	—	—	—	—	—
Benefits Continuation (6)	24,772	21,743	21,539	18,284	—
Outplacement Services (7)	10,000	10,000	10,000	10,000	—
Total	5,934,772	1,832,306	2,115,914	2,112,659	—
Termination in Connection with a Change-in-Control - Not For Cause
Cash Severance (4)	4,600,000	1,400,438	1,595,625	1,595,625	306,462
Pro-Rated Annual Incentive (5)	1,300,000	400,125	488,750	488,750	—
Performance Shares (Equity-Based)(1)	5,176,430	1,963,190	2,631,055	2,631,055	1,188,040
Restricted Shares (2)	1,434,347	584,942	666,506	666,506	321,459
Benefits Continuation (6)	24,772	21,743	21,539	18,284	23,244
Outplacement Services (7)	10,000	10,000	10,000	10,000	7,500
Total	12,545,549	4,380,438	5,413,475	5,410,220	1,846,705

(1)	In the event of a Named Executive Officer’s termination of employment due to disability, death, normal retirement (defined as age 62 with five years of service), or termination by the Company without Cause, at the end of the performance period and following approval by the Compensation Committee, the Named Executive Officer (or the Named Executive Officer’s beneficiary) would receive a pro rata portion of the equity-based Performance Award that would have otherwise vested if employment had continued until the end of the performance period, based on the portion of the performance period that the officer was employed and based on the performance level achieved. For termination by the Company without Cause, the Named Executive Officer must have been employed for at least one year following the date of each grant in order to be eligible to receive prorated

59

2017 Executive Compensation Tables

performance shares. As such, the values of the 2017 performance shares are not included in the totals for this termination event. Amounts shown in the table above include 2015 performance shares based on financial measures and the Relative TSR measure that were earned but not yet vested with certification by the Committee to occur in early 2018, and for the 2016 and 2017 performance shares a prorated target level of performance for all measures as performance is not yet known and will be determined at the end of the performance period in early 2019 and early 2020 respectively. Upon the event of a Change in Control, if awards are not assumed, converted, or replaced by the resulting entity, all vesting restrictions on outstanding Performance Awards shall lapse, with any applicable performance goals deemed to be satisfied as if “target” performance had been achieved and all such Awards become fully vested and exercisable, effective as of the date of such Change in Control. The value under the pro rata settlement, or Change in Control settlement (assuming the December 29, 2017 stock value of $27.27) is shown in the table.
(2)	In the event of a Named Executive Officer’s termination of employment due to disability or death, the Named Executive Officer (or the Named Executive Officer’s beneficiary) would receive a pro rata settlement of unvested restricted shares outstanding at the time of termination. For each grant of restricted stock awards/units, the number of shares settled would equal the total number of restricted shares originally granted times the ratio of days employed since the grant date divided by total number of days in the vesting period less the number of restricted shares already settled on the anniversary dates of the grant. Upon the event of a Change in Control, if awards are not assumed, converted, or replaced by the resulting entity, all vesting restrictions on outstanding Restricted Share awards/units shall lapse, and all such Awards become fully vested and exercisable, effective as of the date of such Change in Control. The value under the prorated settlement, or Change in Control settlement (assuming the December 29, 2017 stock value of $27.27) is shown in the table.
(3)	Mr. Camden retired from the Company in May 2017. Compensation received by Mr. Camden included amounts in the “Salary” and “All Other Compensation” columns of the Summary Compensation Table. He is also eligible for prorated performance shares as shown in the Outstanding Equity Awards at Fiscal Year End Table because he was Normal Retirement eligible under the terms of the EIP. Mr. Camden forfeited all unvested restricted stock at the time of his termination. Company-provided medical and dental benefits for Mr. Camden terminated at the end of the month in which he retired pursuant to the terms of the Summary Plan Description as applied to all employees.
(4)	Per the Kelly Services Inc. Senior Executive Severance Plan, for involuntary termination without cause and for termination for good reason, the value of cash severance includes base salary continuation for Mr. Corona for 24 months, and Messrs. Quigley, Thirot and Ms. Carroll for 18 months. For payments under Change in Control, with qualifying termination, Mr. Corona would receive a lump sum payment equal to 2 times the sum of his annual base salary and target annual incentive; and Messrs. Quigley, Thirot and Ms. Carroll would receive a lump sum payment equal to 1.5 times the sum of base salary and target annual incentive. Mr. Armstrong is covered under the Kelly Services Inc. General Severance plan and is eligible to receive base salary continuation for 48 weeks, only for involuntary termination by the company without cause, with or without a change in control.
(5)	In the event of an involuntary termination by the Company without cause, or termination by the Named Executive Officer for good reason in connection with a change in control, Messrs. Corona, Quigley, Thirot and Ms. Carroll are eligible to receive a pro rata portion of their annual Incentive Compensation for such fiscal year that would otherwise be paid if his or her employment or service had continued until the end of such performance period based on the actual results for such year. The value of pro rata target incentive with respect to year of termination represents the calculated target incentive for the Named Executive Officers if they had terminated on December 31, 2017. The severance plan covering Mr. Armstrong does not provide payment for annual Incentive compensation, regardless of termination reason.
(6)	The value of the health care benefit provided is calculated as the Company-paid portion of the medical plan cost, times the number of months eligible according to the applicable severance plan. Coverage can include medical, dental, and vision (assumes no change in Health Plan or coverage type) and assumes a 10% health care coverage cost increase in second year (as applicable). Named Executive Officers participating in the Senior Executive Severance Plan continue to pay the employee rate for COBRA coverage during the severance period. Named Executive Officers participating in the General Severance Plan are not required to pay the employee portion of COBRA during the severance period as the Company covers the full COBRA cost.
(7)	Represents the maximum allowed benefit for reimbursement of outplacement services for participants in the applicable Severance Plan. The severance plan that covers Mr. Armstrong does not provide outplacement benefits in any termination scenario outside of involuntary termination by the Company without cause.

The Named Executive Officers would also be entitled to the vested benefits included in the Outstanding Equity Awards at Fiscal Year-End table and the Nonqualified Deferred Compensation table. In addition, the amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment or certain types of termination of employment. These include accrued salary and vacation pay, and life insurance benefits.

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CEO Pay Ratio

CEO Pay Ratio

As required by Section 953(b) of Dodd-Frank and Item 402(u) of Regulation S-K, we are providing the required information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Corona, our President and Chief Executive Officer (the “CEO”), as follows:

For fiscal 2017, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than Mr. Corona, our President and CEO), was $7,198;

•	The annual total compensation of Mr. Corona, our President and CEO, was $4,436,983; and

•	Based on this information, the ratio of the annual total compensation for our President and CEO to the median of the annual total compensation of all employees is 616 to 1.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for determining the employee population and identifying the median employee provide companies with flexibility surrounding the elements of compensation to be included and various methodologies for gathering the employee population for inclusion in the analysis. The pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices, and may utilize different methodologies, exclusions, estimates, samplings and assumptions in calculating their own pay ratios.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee, the methodology that we used and the material assumptions and adjustments that we used to identify the median and determine annual total compensation are outlined below:

•	Our workforce consists of regular employees (employees who provide services to the Company) and those employees for whom we find employment as temporary workers. While services may be provided inside the facilities of our customers, we remain the employer of record for our temporary employees. We retain responsibility for employee assignments, the employer’s share of all applicable payroll taxes and the administration of the employee’s share of these taxes. In most cases, we determine the compensation for our temporary employees.

•	We selected December 31, 2017, which is a date within the last three months of fiscal 2017, as the date we would use to both gather compensation for the year and identify our median employee. We did this to ensure we had a full year of earnings for our temporary employees as we are not able to estimate what earnings for that group would be under a partial year scenario.

•	As of December 31, 2017, our employee population totaled 141,481 and consisted of all regular and temporary employees that were actively on assignment and being paid as of that date.

Category	U.S.	Non U.S.	Total
Regular	4,722	3,006	7,728
Temporary	74,294	59,459	133,753

	79,016	62,465	141,481

•	The vast majority of our employees, about 95%, are temporary employees who work anywhere from one week to fifty-two weeks in a calendar year.

•	Approximately 44% of our employee population are located in 23 countries outside of the U.S.

•	To identify the “median employee” we collected actual base salary earnings and overtime paid for the 12 month period ending December 31, 2017. We used actual base salary earnings and overtime paid as our consistently applied compensation measure. Based on our demographics and the likelihood that our median employee would come from our temporary workforce, we believe this to be the appropriate compensation measure most effectively applied to our employee population.

•	In making this determination, the compensation for all regular employees hired after January 1, 2017 was annualized.

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CEO Pay Ratio

•	Compensation for temporary workers, pursuant to SEC rules, was not annualized, but all earnings for the 12 month period were collected, and included all assignments that a temporary employee would have been paid for throughout the year.

•	We did not utilize either the Data Privacy Exemption or the De Minimis Exemption.

•	We excluded employees from our Teachers On Call (“TOC”) acquisition that was completed in September 2017 in our calculation. TOC employs fifty-nine regular employees and an estimated ten thousand temporary employees.

•	We did not make any cost-of-living adjustments in identifying the median employee.

•	For purposes of making the determination, employee compensation from locations outside the U.S. was converted to U.S. dollars using the Company’s exchange rates in effect on January 1, 2018, consistent with our current financial reporting.

•	Using this methodology, we determined that our median employee was a temporary employee located in the U.S. with base salary and overtime earnings in the amount of $7,198. This temporary employee worked approximately thirteen and one-half weeks during 2017. Our median employee did not receive any other compensation or benefits required under Item 402(u) to be included in the employee’s annual total compensation.

•	The Company had two individuals that served in the role of CEO during the 12 month period ending December 31, 2017. Pursuant to the instructions under Item 402(u), we have elected to use the compensation of Mr. Corona for our analysis, as he was the active CEO as of the determination date, and in the role for over 50% of the full 12 month period. Mr. Corona became CEO in May 2017. In determining Mr. Corona’s compensation to be included in the analysis, we adjusted his compensation as reported in the Summary Compensation Table to reflect his compensation as if he were CEO for the full calendar year, by increasing his base salary and STIP award amount as if he were CEO effective January 1, 2017. His base salary was annualized at the full year CEO salary of $1,000,000. The STIP award amount was adjusted based on the annualized base salary and the higher CEO incentive target of 130% of base salary, resulting in a STIP award of $1,299,740. Additionally, the value of the long-term incentive award granted in 2017 has been adjusted to $2,093,613 and reflects the award amount he would have received had he been CEO for the full year. All other compensation, as included in the Summary Compensation Table, was adjusted, where appropriate, to reflect annualized amounts.

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Proposal 3: Amendment and Restatement of the Company’s Certificate of Incorporation

PROPOSAL 3 - AMENDMENT AND RESTATEMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO ELIMINATE CERTAIN OBSOLETE PROVISIONS, TO ELIMINATE A “STAKEHOLDER PROVISION” THAT COULD CONFLICT WITH DELAWARE LAW, AND TO MAKE ADDITIONAL REVISIONS IN THE INTERESTS OF MODERNIZATION

As described in the “Corporate Governance” section of this Proxy Statement, the Board recently formed a special committee consisting of the independent Directors to review and make recommendations to the Board about governance matters. Upon recommendation of the special committee, the Board approved and adopted, and recommends for stockholder approval, amendments to the Company’s Restated Certificate of Incorporation. These amendments eliminate certain obsolete provisions, eliminate a “stakeholder provision” that could conflict with Delaware law, and make additional revisions in the interests of modernization. The amendments are as follows:

•	Amending Article THIRD to provide that the Company may engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and eliminating the specific purposes currently listed;

•	Eliminating obsolete references from Article FIFTH regarding the de-classification of the Board, which the Company carried out in 2010;

•	Eliminating Article SIXTH, which lists the original incorporators of the Company;

•	Adding a new Article SIXTH, which provides that the election of directors need not be carried out by written ballot;

•	Eliminating Article EIGHTH, which describes powers that are granted to the Board under Delaware law and therefore need not be included in the Certificate of Incorporation;

•	Eliminating Article NINTH, which has been rendered obsolete by federal bankruptcy law;

•	Eliminating Article TENTH, which could conflict with Delaware law, as described below; and

•	Making certain other non-substantive and administrative changes.

Article TENTH currently requires that the Board, when evaluating any offer of another party to make a tender or exchange offer for any equity security of the Company, to merge or consolidate the Company with another corporation or to acquire all or substantially all of the properties and assets of the Company, give “due consideration to such factors as the Board of Directors determines to be relevant, including without limitation, the social, legal and economic effects of the proposed transaction upon employees, customers, suppliers, and other affected persons, firms and corporations and on the communities in which this corporation and its subsidiaries operate or are located.” Article TENTH addresses circumstances in which the Board’s obligation under Delaware law is to act, in the exercise of its business judgment, in the best interests of the Company and its stockholders. The Board is proposing the elimination of Article TENTH because, in mandating consideration of certain effects upon constituencies other than stockholders, Article TENTH purports to require the Board to consider interests that may conflict with or detract from the best interests of the Company and its stockholders.

The full text of the Amended and Restated Certificate of Incorporation as proposed is set forth in Annex A, with additions indicated by underlining and deletions indicated by strikeout.

Implementation of Amendments

If this proposal is approved, the Company will file the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State promptly after the Annual Meeting of Stockholders. The Amended and Restated Certificate of Incorporation will take effect upon filing.

Required Vote

This proposal must be approved by the affirmative vote of holders of a majority of the voting power of the Company’s outstanding Class B Common Stock. For purposes of this stockholder vote, abstentions and broker non-votes will have the effect of votes against the proposal.

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Proposal 4: Amendment to the Company’s Amended and Restated Bylaws

PROPOSAL 4 - AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED BYLAWS TO DESIGNATE THE DELAWARE CHANCERY COURT AS THE EXCLUSIVE FORUM FOR CERTAIN LEGAL ACTIONS

As described in the “Corporate Governance” section of this Proxy Statement, the Board recently formed a special committee consisting of the independent Directors to review and make recommendations to the Board about governance matters. Upon recommendation of the special committee, the Board approved and adopted Amended and Restated Bylaws effective March 7, 2018 (as disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 9, 2018). Also upon recommendation of the special committee, the Board approved and adopted, and recommends for stockholder approval, an amendment to the Company’s Amended and Restated Bylaws (the “Bylaw Amendment”) that, if adopted, would result in the Delaware Court of Chancery serving as the exclusive forum for certain legal actions involving the Company. Specifically, if this proposal is approved by our stockholders, the Company’s Amended and Restated Bylaws will be amended to insert a new Article XI as follows:

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the corporation to the corporation or the corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Company’s certificate of incorporation or the Bylaws or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

The Board believes that the Bylaw Amendment is in the best interests of the Company and its stockholders for the following reasons:

•	The Bylaw Amendment provides that all intra-corporate disputes will be litigated in Delaware, the state in which we are incorporated and whose law governs such disputes;

•	The Delaware Chancery Court has developed considerable expertise in dealing with corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance;

•	The Bylaw Amendment will help us avoid multiple lawsuits in multiple jurisdictions relating to such disputes, thus saving the significant costs and effort in addressing cases brought in multiple jurisdictions;

•	The Bylaw Amendment will reduce the risk that the outcome of cases in multiple jurisdictions could be inconsistent, even though each jurisdiction purports to follow Delaware law;

•	The Bylaw Amendment will only regulate the forum where our stockholders may file claims relating to the specified intra-corporate disputes; it does not restrict the ability of our stockholders to bring such claims, nor does it affect the remedies available if such claims are ultimately successful; and

•	We will retain the ability to consent to an alternative forum in appropriate circumstances where we determine that our interests and those of our stockholders are best served by permitting a particular dispute to proceed in a forum other than Delaware.

The Bylaw Amendment is not being proposed by our Board in anticipation of or in reaction to any specific litigation or transaction; rather, it is being proposed to prevent potential harm to the Company and its stockholders. Although some plaintiffs might prefer to litigate the intra-corporate disputes described above in a forum outside of Delaware because they perceive another court as more convenient or more favorable to their claims, the Board believes that the substantial benefits to the Company and to our stockholders as a whole from designating the Delaware Chancery Court as the exclusive forum for these specific matters outweighs such concerns. Furthermore, the Board retains the discretion to permit litigation to proceed in an alternative forum. In keeping with the views of certain proxy advisors, the Board is seeking the approval of stockholders prior to adopting the Bylaw Amendment. If the proposal is not approved, the Board will reconsider whether the Bylaw Amendment is in the best interests of the Company.

Implementation of Amendment

If this proposal is approved, the Bylaw Amendment will become effective immediately.

64

Required Vote

This proposal must be approved by the affirmative vote of holders of a majority of the voting power the Company’s outstanding Class B Common Stock. For purposes of this stockholder vote, abstentions and broker non-votes will have the effect of votes against the proposal.

65

Proposal 5: Ratification of the Appointment of PricewaterhouseCoopers LLP

PROPOSAL 5 - RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2018 FISCAL YEAR

On an annual basis, the Audit Committee approves and appoints the independent registered public accounting firm. During its February 14, 2018 meeting, PricewaterhouseCoopers LLP (“PwC”) was appointed to audit the consolidated financial statements of the Company for the year ending December 30, 2018. This firm has served as the Company’s independent registered public accounting firm for many years and is considered to be well qualified. The reappointment process for the independent registered public accounting firm includes an annual assessment that takes into consideration, but is not limited to, a review of the following:

1.	Quality of services and sufficiency of resources provided by the auditor

•	Knowledge and skills to meet the Company’s audit requirements

•	Partner rotation (every 5 years)

•	Appropriate audit engagement partner

•	Engagement letter compliance

•	Industry experience

•	Results of consultations

•	Audit cost (fee negotiations included)

•	Long tenure and familiarity with the Company’s audit policies

2.	Communication and interaction during the engagements

•	Professional and open dialog

•	Accessibility

•	Current accounting developments conversations

3.	Independence, objectivity, and professional skepticism

•	Assessment of audit evidence

•	Internal Audit reliance

The Board of Directors seeks ratification of the appointment of PwC. The representatives of the firm are expected to be present at the Annual Meeting and will be available to respond to all appropriate questions.

Audit and Non-Audit Fees

The Audit Committee is responsible for the compensation (including negotiations) of the independent registered public accounting firm and requires pre-approval of all audit and non-audit services prior to engagement by the Company. In conjunction with the pre-approval, the Committee considers whether non-audit services are consistent with the rules and regulations of the SEC on auditor independence. The authority of the Audit Committee is detailed in its charter, which is posted on the Company’s website at kellyservices.com.

The table below displays the fees incurred from the audit and non-audit services provided by PwC.

	2016 ($)	2017 ($)
Audit Fees	3,904,889	4,118,778
Audit Related Fees	29,147	56,800
Tax Fees	140,200	101,300
All Other Fees	1,800	1,800
Total	4,076,036	4,278,678

Audit Fees: Audits and quarterly reviews of our consolidated financial statements, statutory audits, attestation of controls, issuance of consent, and assistance with review of documents filed with the SEC.

Audit Related Fees: Technical assistance with new accounting standards and services associated with international regulatory reporting.

Tax Fees: Tax and transfer pricing consulting.

All Other Fees: Accounting research.

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Proposal 5: Ratification of the Appointment of PricewaterhouseCoopers LLP

Report of the Audit Committee

In connection with the financial statements for the fiscal year ended December 31, 2017, the Audit Committee has:

(1) reviewed and discussed the audited financial statements with management;

(2) discussed with PwC, the matters required to be discussed by the statement on Public Company Accounting Oversight Board AU Section 380 Communication With Audit Committees; and

(3) received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board at its February 14, 2018 meeting that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC. The Board approved this inclusion.

THE AUDIT COMMITTEE

LESLIE A. MURPHY, CHAIR
ROBERT S. CUBBIN
TERRENCE B. LARKIN, VICE CHAIR
DONALD R. PARFET

67

Questions and Answers About the Proxy Statement and the Annual Meeting

KELLY SERVICES, INC.

999 West Big Beaver Road

Troy, Michigan 48084-4716

April 9, 2018

QUESTIONS AND ANSWERS ABOUT THE PROXY STATEMENT AND THE ANNUAL MEETING

Q)	WHO IS MAKING THE SOLICITATION IN THIS PROXY STATEMENT?

A)	This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Kelly Services, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held at its corporate offices in Troy, Michigan on May 9, 2018 for the purposes set forth in the Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and enclosed form of proxy are first being sent to stockholders of the Company is April 9, 2018.

Q)	WHO WILL BEAR THE COST OF THE PROXY SOLICITATION?

A)	The cost of soliciting proxies will be borne by the Company. The solicitation of proxies will be made primarily by mail. The Company may also make arrangements with brokerage houses, custodians, banks, nominees, and fiduciaries to forward solicitation material to beneficial owners of stock held of record by them and to obtain authorization to execute proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

A copy of the Company’s Annual Report and Annual Report on Form 10-K as of December 31, 2017, the close of the Company’s latest fiscal year, has been mailed or otherwise made available to each stockholder of record. The expense of preparing, printing, assembling, and mailing the accompanying form of proxy and the material used in the solicitation of proxies will be paid by the Company. In addition, the Company may reimburse brokers or nominees for their expenses in transmitting proxies and proxy material to principals.

Q)	WHO IS ENTITLED TO VOTE?

A)	Only stockholders of record of our Class B common stock, par value $1.00 per share, at the close of business on March 19, 2018, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Class B common stock is the only class of the Company’s securities with voting rights.

At the close of business on March 19, 2018, the number of issued and outstanding voting securities (exclusive of treasury shares) was 3,431,972 shares of the Class B common stock. Class B stockholders on the record date will be entitled to one vote for each share held of record.

Q)	HOW DO I VOTE?

A)	We encourage stockholders to return their proxies promptly via the enclosed form of proxy in the enclosed postage prepaid envelope or vote via the internet, QR code scan, or telephone.

Q)	HOW IS MY VOTE COUNTED?

A)	If a proxy in the accompanying form is properly executed, returned to the Company and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth thereon. If no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendation of the Company’s Board of Directors on each of the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders and on any other matters that properly come before the Annual Meeting in such manner as may be determined by the individuals named as proxies.

Q)	CAN I REVOKE MY PROXY AFTER I HAVE SUBMITTED IT?

A)	If the enclosed form of proxy is executed and returned by the stockholder, it may nevertheless be revoked by the person giving it by written notice of revocation to the Corporate Secretary of the Company or by submitting a later dated proxy, provided such notice or later dated proxy is received by 11:59 p.m., Central Time, on May 8, 2018, or by appearing in person at the Annual Meeting.

Q)	WHAT CONSTITUTES A QUORUM?

A)	Pursuant to the Company’s By-laws, the holders of 60% of the issued and outstanding shares of Class B common stock who are entitled to vote at a stockholders’ meeting, in person or represented by proxy, will constitute a quorum. Shares that are present and entitled to vote on any of the proposals to be considered at the Annual Meeting will be considered to be present at the Annual Meeting for purposes of establishing the presence or absence of a quorum for the transaction of business.

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Questions and Answers About the Proxy Statement and the Annual Meeting

Q)	WHAT IS A BROKER NON-VOTE?

A)	A “broker non-vote” occurs if a broker or other nominee indicates on the enclosed proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal, but otherwise has authority to vote at the Annual Meeting. Abstentions and shares subject to broker non-votes will be considered as present for purposes of determining the presence or absence of a quorum at the Annual Meeting. For the purposes of Proposals 3 and 4, a broker non-vote will have the effect of a vote against the proposal.

Q)	HOW IS IT DETERMINED IF A MATTER HAS BEEN APPROVED?

A)	Under the Company’s Restated Certificate of Incorporation, Directors are elected by plurality vote and the nominees who receive the greatest number of votes at the Annual Meeting will be elected. Withheld votes and broker non-votes will not be taken into account for purposes of determining the outcome of the election of Directors.

For Proposal 2 and Proposal 5, the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on such proposal will be required to approve each of the other proposals to be considered at the Annual Meeting. Abstentions will have the effect of negative votes with respect to these proposals. Broker non-votes will not be taken into account for purposes of these proposals.

For Proposal 3 and Proposal 4, the affirmative vote of the outstanding shares entitled to vote on such proposal will be required to approve each of the other proposals to be considered at the Annual Meeting. Abstentions and broker non-votes will have the effect of votes against these proposals.

Q)	WHAT HAPPENS IF ADDITIONAL MATTERS (OTHER THAN THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT) ARE PRESENTED AT THE ANNUAL MEETING?

A)	If any other matters do properly come before the Annual Meeting, all proxies signed and returned by holders of the Class B common stock, if not limited to the contrary, will be voted thereon in accordance with the best judgment of the persons voting the proxies.

Q)	HOW CAN I COMMUNICATE WITH THE BOARD?

A)	Stockholders may communicate with the Board in writing, addressed to the Board of Directors and mailed to the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084-4716. All written stockholder communications will be summarized and reported to the Board at its regularly scheduled meetings.

Q)	WHAT IS THE DEADLINE TO SUBMIT STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE COMPANY’S 2019 ANNUAL MEETING OF STOCKHOLDERS?

A)	If a stockholder intends to present a proposal for action at the Company’s 2019 Annual Meeting of Stockholders and wishes to have such proposal considered for inclusion in the Company’s Proxy Statement in reliance on Rule 14a-8 under the Exchange Act, the proposal must be submitted in writing and received by the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084-4716, no later than December 10, 2018.

The Company’s Amended and Restated Bylaws provide advance notice procedures with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors, outside the process of Rule 14a-8, beginning in connection with the 2019 Annual Meeting of Stockholders. In general, notice of a stockholder proposal or director nomination must be received by the Company not less than 90 nor more than 120 days prior to the first anniversary of the previous year’s annual meeting, and must contain specified information to conform to the requirements set forth in the bylaws. To be timely for the 2019 Annual Meeting of Stockholders, the notice must be received by the Company no earlier than January 9, 2019 and no later than February 8, 2019. If the chair of the meeting of stockholders determines that a stockholder proposal or director nomination was not made in accordance with the bylaws, the Company may disregard such proposal or nomination. In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2019 Annual Meeting of Stockholders and the proposal fails to comply with the advance notice procedures under the Amended and Restated Bylaws, then the Company’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board to vote on the proposal.

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Annex A

ANNEX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

KELLY SERVICES, INC.

* * * * *

Kelly Services, Inc., a corporation organized and existing under the laws of Delaware, certifies as follows:

1. The name of the Corporation is KELLY SERVICES, INC.

2. The original certificate of incorporation was filed with the Secretary of State of Delaware on August 27, 1952 under the name of PERSONNEL SERVICE, INC.

3. This Amended and Restated Certificate of Incorporation amends ~~and~~, restates and integrates the certificate of incorporation of the corporation heretofore in effect. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the corporation.

4. The Amended and Restated Certificate of Incorporation so adopted reads in full as follows:

FIRST: The name of this corporation is Kelly Services, Inc.

SECOND: ~~Its principal~~The address of the corporation’s registered office in the State of Delaware is ~~located at~~ 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its resident agent at such address is The Corporation Trust Company.

THIRD: The ~~nature of the business, or objects or purposes to be transacted, promoted or carried on are:~~purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

~~To furnish office, clerical, supervisory and consultant services.~~

~~To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.~~

~~To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.~~

~~To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.~~

~~To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.~~

~~To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.~~

~~To borrow or raise moneys for any of the purposes of the corporation and, from time to time, without limit as to amount to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.~~

~~To loan to any person, firm or corporation any of its surplus funds, either with or without security.~~

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~~To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.~~

~~To operate a private trade school and business school in the State of Michigan after obtaining the necessary license for such operation for the instruction of students in various office skills, including, but not by way of limitation, instruction in the use of various office equipment and machines.~~

~~To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories or Colonies of the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory, Colony or Country.~~

~~In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.~~

~~The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.~~

FOURTH:

Division A

The total number of shares of stock which the corporation shall have authority to issue is 110,000,000 shares, the par value of each of the shares is $1.00, ~~amounting in the aggregate to $110,000,000,~~ and the shares are divided into two classes consisting of 100,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock.

Division B

The designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions in respect of the shares of each class are as follows:

(a) Dividends. Holders of the Class A Common Stock and the Class B Common Stock shall be entitled to receive dividends, out of funds legally available therefor, when and as declared by the Board of Directors, subject only to the limitations that (1) no cash dividend payable on the shares of the Class B Common Stock shall be declared unless the Board of Directors shall concurrently declare a cash dividend on the shares of the Class A Common Stock at a rate which is not less than the rate of the cash dividend payable on the shares of the Class B Common Stock (but a cash dividend may be declared on the Class A Common Stock without declaring a cash dividend on the Class B Common Stock), and (2) no dividend payable in shares of the Class B Common Stock shall be declared on the Class A Common Stock (but a dividend payable in shares of Class A Common Stock may be declared on the Class A Common Stock or the Class B Common Stock and a dividend payable in shares of Class B Common Stock may be declared on the Class B Common Stock).

(b) Voting Rights. Except on matters where their vote is required by Delaware law, the holders of the Class A Common Stock shall not be entitled to vote on any matter coming before any meeting of stockholders. The holders of the Class B Common Stock shall be entitled to one vote per share upon each matter coming before any meeting of stockholders.

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Annex A

(c) Conversion of Class B Common Stock.

1. Shares of Class B Common Stock shall be convertible, at the option of the respective holders thereof, at any time, into fully paid and non-assessable shares of Class A Common Stock on the basis of one share of Class A Common Stock for each share of Class B Common Stock.

2. No payment or adjustment with respect to dividends on shares of the Class A Common Stock or on the Class B Common Stock shall be made in connection with any conversion of shares of Class B Common Stock into shares of Class A Common Stock.

3. The holders of a certificate or certificates for Class B Common Stock, in order to effect the conversion of shares represented thereby, shall surrender the certificate or certificates to the corporation or to the Transfer Agent for the shares of the Class B Common Stock, with request for conversion. If the shares of the Class A Common Stock issuable upon conversion are to be issued in a name other than that in which the shares of the Class B Common Stock to be converted are registered, the certificate or certificates shall be duly endorsed for transfer or accompanied by a duly executed stock transfer power, and shall also be accompanied by the necessary stock transfer stamps or equivalent funds.

Upon surrender of the certificate or certificates, the corporation shall issue and deliver or cause to be issued and delivered to the person entitled thereto a certificate or certificates for the number of full shares of the Class A Common Stock issuable upon conversion. The corporation shall pay all original issue taxes, if any, payable upon the issue of shares of the Class A Common Stock issued upon any conversion.

The conversion shall be deemed to have been effected on the date of the surrender of the certificate or certificates of shares of the Class B Common Stock, and the person in whose name the certificate or certificates of the shares of the Class A Common Stock issuable upon conversion are to be issued shall be deemed to be the holder of record of the shares as of that date.

4. If there should be any capital reorganization or any reclassification of the Class A Common Stock, the shares of the Class B Common Stock shall thereafter have the right to be converted into the number of shares of stock or other securities or property of the corporation to which outstanding shares of the Class A Common Stock would have been entitled upon the effective date of the reorganization or reclassification. The Board of Directors shall make an appropriate adjustment in the application of the provisions of this paragraph (c) with respect to the conversion rights of the holders of the shares of the Class B Common Stock after the reorganization or reclassification, to the end that the provisions shall be applicable, as nearly as reasonably may be, in respect to any shares or other securities or property thereafter issuable or deliverable upon the conversion of shares of the Class B Common Stock. The provisions of this sub-paragraph shall not apply to a reorganization or reclassification involving merely a subdivision or combination of outstanding shares of the Class A Common Stock.

5. In case the corporation shall be consolidated with or merged into any other corporation or shall sell or transfer its property and business as or substantially as an entirety, then the stock or other securities or other property, including cash, issuable or deliverable in connection with such consolidation, merger or sale in respect of each share of the Class A Common Stock then outstanding, shall thereafter, for the purposes of the conversion rights of the Class B Common Stock, be deemed the equivalent of one share of Class A Common Stock. Upon the exercise of conversion rights, holders of Class B Common Stock shall be entitled to receive on an equivalent basis and at the same rate and on the other terms and conditions set forth in this paragraph (c), the stock or other securities or property, including cash, deemed to be the equivalent of Class A Common Stock. Lawful provisions to this effect shall be made a part of and condition to the consolidation, merger or sale.

6. In case the corporation shall propose (i) to effect any reclassification of the Class A Common Stock or any capital reorganization involving a change in the Class A Common Stock, other than a reclassification or reorganization involving merely a subdivision or combination of outstanding shares of the Class A Common Stock, or (ii) to consolidate with or merge into another corporation, or to sell or transfer its property and business as or substantially as an entirety, then, in each such case, the corporation shall file with each Transfer Agent for the shares of the Class B Common Stock and shall mail to the holders of record of the shares at their respective addresses then appearing on the records of the corporation a statement, signed by an officer of the corporation, with respect to the proposed action, the statement to be so filed and mailed at least 30 days prior to the record date for holders of the Class A Common Stock for the purposes thereof. The statement shall set forth such facts with respect to the proposed action as shall be reasonably necessary to inform each Transfer Agent for the shares of the Class B Common Stock and the holders of those shares as to the effect of the action upon the conversion rights of the holders.

7. The corporation shall at all times have authorized but unissued, or in its treasury, a number of shares of the Class A Common Stock sufficient for the conversion of all shares of the Class B Common Stock from time to time outstanding.

8. In case the shares of the Class A Common Stock or the Class B Common Stock at any time outstanding shall, by reclassification or otherwise, be subdivided into a greater number of shares or combined into a lesser number of shares, the shares of Class B Common Stock or Class A Common Stock, respectively, then outstanding shall, at the same time, be subdivided or combined, as the case may be, on the same basis.

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Annex A

(d) Preemptive Rights. Holders of the Class A Common Stock shall have no preemptive right to subscribe to any securities issued by the corporation. Holders of the Class B Common Stock shall have the preemptive right to subscribe to additional shares of Class B Common Stock, or any other voting stock or any security convertible into Class B Common Stock or other voting stock, hereafter issued by the corporation.

(e) Liquidation Preferences.

1. In the event of dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, holders of the Class A Common Stock and of the Class B Common Stock shall be entitled to payment out of the assets of the corporation ratably in accordance with the number of shares held by them respectively.

2. Neither a consolidation nor a merger of the corporation with or into any other corporation, nor a merger of any other corporation into the corporation, nor the purchase or other acquisition by the corporation of all or a part of the outstanding shares of any class or classes of its stock, nor the sale or transfer of the property and business of the corporation, as or substantially as an entirety, shall be considered a dissolution, liquidation or winding up of the corporation within the meaning of the foregoing provisions.

FIFTH: The business, property and affairs of this corporation shall be managed by a Board of Directors consisting of no fewer than five (5) and no more than eleven (11) members, the exact number to be determined from time to time by resolution of the Board of Directors. ~~Effective at~~At each annual meeting of the stockholders of the corporation ~~from and after the annual meeting to be held in 2010~~, all director nominees shall stand for election to terms expiring at the next succeeding annual meeting, with each director to hold office until his successor is duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. The ~~term of each director serving as of and immediately prior to the annual meeting of the stockholders of the corporation to be held in 2010 shall expire as of the date of such annual meeting, notwithstanding that such director may have been elected for a term that extended beyond the date of such annual meeting. The~~ Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the ~~C~~certificate of ~~I~~incorporation or by the by~~-~~laws of the corporation (the “Bylaws”) directed or required to be exercised or done by the stockholders.

Newly created directorships resulting from any increase in the authorized number of directors and vacancies in the Board of Directors from death, resignation, retirement, disqualification, removal from office or other ~~cause, shall~~reason, may only be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the next annual meeting of the stockholders of the corporation and until their successors are duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Any director, or the entire Board of Directors, may be removed at any time, with or without cause. The affirmative vote of the holders of a majority of the voting power of all of the stock of this corporation entitled to vote in elections of directors shall be required to remove a director from office. The stockholders of the corporation are expressly prohibited from cumulating their votes in any election of directors of the corporation.

~~SIXTH: The names and places of residence of the incorporators were as follows:~~

SIXTH: Unless and except to the extent that the Bylaws shall so require, the election of directors of the corporation need not be by written ballot.

~~Names~~	~~Residences~~
~~L. E. Gray~~	~~Wilmington, Delaware~~
~~S. M. Brown~~	~~Wilmington, Delaware~~
~~A. D. Atwell~~	~~Townsend, Delaware~~

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Annex A

SEVENTH: By~~-~~laws of the corporation may be adopted, amended or repealed by the affirmative vote of a majority of the total number of directors or by the affirmative vote of the holders of a majority of the voting power of all of the stock of this corporation entitled to vote in elections of directors. The ~~by-laws~~Bylaws may contain any provision for the regulation and management of the affairs of the corporation and the rights or powers of its stockholders, directors, officers, or employees not inconsistent with the laws of the State of Delaware or this certificate of incorporation.

~~EIGHTH:~~

~~In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:~~

~~To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.~~

~~From time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this corporation (other than the stock ledger), or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of this corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors.~~

~~By resolution or resolutions, passed by a majority of the whole board to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions, or in the by-laws of this corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of this corporation, and may have power to authorize the seal of this corporation to be affixed to all papers which may require it. The committee or committees shall have the name or names as may be stated in the by-laws of this corporation or as may be determined from time to time by resolution adopted by the Board of Directors.~~

~~This corporation may in its by-laws confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by the statute.~~

~~Both stockholders and directors shall have power, if the by-laws so provide, to hold their meetings, and to have one or more offices within or without the State of Delaware, and to keep the books of this corporation (subject to the provisions of the statutes), outside of the State of Delaware at such places as may be from time to time designated by the Board of Directors.~~

~~NINTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.~~

~~TENTH: The Board of Directors of this corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of this corporation; (b) merge or consolidate this corporation with another corporation; or (c) purchase or otherwise acquire all or substantially all of the properties and assets of this corporation, shall, in connection with the exercise of its judgment in determining what is in the best interest of this corporation and its stockholders, give due consideration to such factors as the Board of Directors determines to be relevant, including without limitation, the social, legal and economic effects of the proposed transaction upon employees, customers, suppliers, and other affected persons, firms and corporations and on the communities in which this corporation and its subsidiaries operate or are located.~~

~~ELEVENTH~~EIGHTH: No action required or permitted to be taken at any annual or special meeting of the stockholders of this corporation may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

~~TWELFTH~~NINTH: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article ~~TWELFTH~~NINTH shall not eliminate or limit liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of this Article ~~TWELFTH~~NINTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

~~THIRTEENTH~~TENTH: Special meetings of the stockholders of this corporation for any purpose or purposes may be called at any time by the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the ~~by-laws of this corporation~~Bylaws, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

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~~FOURTEENTH~~ELEVENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in this ~~C~~certificate of ~~I~~incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

[Signature Page Follows]

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Annex A

IN WITNESS WHEREOF, Kelly Services, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by ~~Daniel T. Lis, its Senior Vice President and Corporate Secretary this 5th~~            , its             this             day of May, ~~2009~~2018.

KELLY SERVICES, INC.
By	/~~s/ DANIEL T. LIS~~
~~Daniel T. Lis~~James M. Polehna
~~Senior Vice President and~~ Corporate Secretary

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Electronic Voting Instructions Available 24 hours a day, 7 days a week. Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on May 8, 2018.
Vote by Internet
• Go to www.envisionreports.com/kelyb
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 5.

1.	Election of directors of the Company, to serve for one-year terms expiring 2019, and until their respective successors shall be elected and shall qualify.									+
		For	Withhold		For	Withhold		For	Withhold
	01 - T.E. Adderley	☐	☐	02 - C.M. Adderley	☐	☐	03 - G.S. Adolph	☐	☐

	04 - G.S. Corona	☐	☐	05 - R.S. Cubbin	☐	☐	06 - J.E. Dutton	☐	☐

	07 - T.B. Larkin	☐	☐	08 - L.A. Murphy	☐	☐	09 - D.R. Parfet	☐	☐

	10 - H. Takahashi	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Non-binding advisory vote on executive compensation.	☐	☐	☐	4.	Amending the Company’s Amended and Restated Bylaws to designate the Delaware Chancery Court as the exclusive forum for certain legal actions.	☐	☐	☐
3.	Amendment and restatement of the Company’s Restated Certificate of Incorporation to eliminate certain obsolete provisions, to eliminate a “Stakeholder provision” that could conflict with Delaware law, and to make additional revisions in the interest of modernization.	☐	☐	☐	5.	Ratification of PricewaterhouseCoopers LLP as independent accountants for the 2018 fiscal year.	☐	☐	☐
					6.	Transacting any other business as may properly come before the Meeting or any postponement or adjournments thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2017 Annual Report to stockholders are available at:

www.envisionreports.com/kelyb

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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Proxy — Kelly Services, Inc.

999 West Big Beaver Road

Annual Meeting of Stockholders - May 9, 2018

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby names, constitutes and appoints Peter W. Quigley and Olivier G. Thirot, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Kelly Services, Inc. Class B Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 9, 2018 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

(Continued to be marked, dated and signed, on the other side.)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

∎	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+